Filed Pursuant to Rule 424(b)(5)
Registration No. 333-273803
PROSPECTUS SUPPLEMENT
(To Prospectus dated August 8, 2023)

$200,000,000
Common Shares
We have entered into a sales agreement with BofA Securities, Inc., Goldman Sachs & Co. LLC, KeyBanc Capital Markets Inc., Truist Securities, Inc., Fifth Third Securities, Inc., BMO Capital Markets Corp., Wells Fargo Securities, LLC, BTIG, LLC, Regions Securities LLC, and Jefferies LLC, or, collectively, in such capacity, the sales agents, and the forward sellers and the forward purchasers (in each case, as defined below), relating to the offer and sale of our common shares of beneficial interest at $0.001 par value per share, or our common shares, having an aggregate gross sales price of up to $200,000,000.
In accordance with the terms of the sales agreement, our common shares may be offered and sold hereby from time to time through the sales agents and the forward sellers. Sales of our common shares, if any, will be made in negotiated transactions, including block trades, transactions that are deemed to be “at the market” offerings as defined in Rule 415 under the Securities Act of 1933, as amended, or the Securities Act, by means of ordinary brokers’ transactions at market prices prevailing at the time of sale, including sales made directly on the New York Stock Exchange, or the NYSE, sales made to or through a market maker and sales made through other securities exchanges or electronic communications networks or by any other method permitted by law.
Our common shares are listed on the NYSE under the trading symbol “PKST.” The last reported sale price of our common shares on the NYSE on August 7, 2023 was $22.00 per share.
We have elected to be taxed as a real estate investment trust for U.S. federal income tax purposes, or REIT, commencing with our taxable year ended December 31, 2015. Our common shares are, with certain exceptions, subject to a 9.8% ownership limitation to, among other things, assist us in qualifying and maintaining our qualification as a REIT. In addition, our declaration of trust contains various other restrictions on the ownership and transfer of our common shares. See “Description of Capital Shares of Beneficial Interest—Common Shares—Restrictions on Ownership and Transfer” in the accompanying prospectus.
None of the sales agents and the forward sellers is required to sell any specific number or dollar amount of our common shares, but each of the sales agents and the forward sellers has agreed to use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, and subject to the terms and conditions of the sales agreement, to sell our common shares, on mutually agreed terms between such sales agent or such forward seller, us and, if applicable, the relevant forward purchaser. Our common shares offered and sold through the sales agents and the forward sellers pursuant to this prospectus supplement and the accompanying prospectus will be offered and sold through only one sales agent or one forward seller on any given day.
The sales agreement contemplates that, in addition to the issuance and sale by us of our common shares to or through the sales agents, we may enter into separate forward sale agreements with Bank of America, N.A., Goldman Sachs & Co. LLC, KeyBanc Capital Markets Inc., Truist Bank, Bank of Montreal, Wells Fargo Bank, National Association, Nomura Global Financial Products, Inc., Regions Securities LLC and Jefferies LLC, or, collectively, in such capacity, the forward purchasers. If we enter into a forward sale agreement with any forward purchaser, then we expect that such forward purchaser (or its affiliate) will attempt to borrow from third parties and sell, through the relevant sales agent, or in such capacity, a forward seller, our common shares to hedge such forward purchaser’s exposure under such forward sale agreement. Unless otherwise expressly stated or the context otherwise requires, references herein to the “related” or “relevant” forward purchaser mean, with respect to any forward seller, the affiliate of such forward seller that is acting as forward purchaser or, if applicable, such forward seller that is acting in its capacity as forward purchaser (except that with respect to Nomura Global Financial Products, Inc., the relevant forward seller is Nomura Securities International, Inc. (acting through BTIG, LLC as agent)). We will not receive any proceeds from any sale of our common shares borrowed by a forward purchaser (or its affiliate) and sold through a forward seller.
We currently expect to fully physically settle each forward sale agreement, if any, with the relevant forward purchaser on one or more dates specified by us on or prior to the maturity date of such forward sale agreement, in which case we expect to receive aggregate net cash proceeds at settlement equal to the number of shares specified in such forward sale agreement multiplied by the relevant forward price per share. However, subject to certain exceptions, we may also elect, in our sole discretion, to cash settle or net share settle all or any portion of our obligations under any forward sale agreement, in which case we may not receive any proceeds (in the case of cash settlement) or will not receive any proceeds (in the case of net share settlement), and we may owe cash (in the case of cash settlement) or our common shares (in the case of net share settlement) to the relevant forward purchaser. See “Plan of Distribution” in this prospectus supplement.
Each sales agent will receive from us a commission that will not exceed, but may be lower than, 2.0% of the gross sales price of all of our common shares sold through it as our sales agent under the sales agreement. In connection with each forward sale agreement, the applicable forward purchaser will receive a commission in the form of a reduction to the initial forward price under the related forward sale agreement, at a mutually agreed rate that will not (except as provided below) exceed, but may be lower than, 2.0% of the gross sales price per share of the borrowed common shares sold through the relevant sales agent during the applicable forward selling period for such shares (subject to certain possible adjustments to such gross sales price for daily accruals and any dividends having an “ex-dividend” date during such forward selling period).
Under the terms of the sales agreement, we may also sell our common shares to one or more of the sales agents, as principal, at a price per share to be agreed upon at the time of sale. If we sell our common shares to one or more of the sales agents as principal, we will enter into a separate terms agreement with such sales agent or sales agents, as the case may be, and we will describe the terms of the offering of those common shares in a separate prospectus supplement. In any such sale to a sales agent, as principal, we may agree to pay the applicable sales agent an underwriting discount or commission that may exceed 2.0% of the gross sales price per share sold to such sales agent, as principal.
In connection with the sale of our common shares, each of the sales agents and the forward sellers may, and in connection with sales of our common shares purchased by a sales agent, as principal, such sales agent will, be deemed to be an “underwriter” within the meaning of the Securities Act, and the fees paid to such sales agent or such forward seller may, or will, as applicable, be deemed to be underwriting compensation.
Investing in our common shares involves a high degree of risk. See “Risk Factors” beginning on page S-6 of this prospectus supplement and the accompanying prospectus and the information set forth in our filings under the Securities Exchange Act of 1934, as amended, that are incorporated herein by reference.
Neither the Securities and Exchange Commission nor any state or other securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
BofA Securities	Goldman Sachs & Co. LLC	KeyBanc Capital Markets	Truist Securities	Fifth Third Securities
BMO Capital Markets	Wells Fargo Securities	BTIG	Regions Securities LLC	Jefferies
The date of this prospectus supplement is August 8, 2023

Prospectus Supplement
Prospectus
S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also updates information contained in the accompanying prospectus and the documents incorporated by reference into the prospectus. The second part is the accompanying prospectus, which gives more general information, some of which does not apply to this offering. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or in a prior filing that we made with the Securities and Exchange Commission, or the SEC, the information in this prospectus supplement shall control. In addition, any statement in a filing we make with the SEC that is incorporated by reference into this prospectus supplement that adds to, updates or changes information contained in an earlier filing we made with the SEC shall be deemed to modify and supersede such information contained herein or therein, as the case may be.
You should read this prospectus supplement and the accompanying prospectus together with the additional information described under the heading “Where You Can Find More Information and Incorporation by Reference” in this prospectus supplement. We, the sales agents, the forward sellers and the forward purchasers have not authorized anyone to provide you with any information other than that contained in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference, any amendment or supplement to this prospectus supplement or the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we, the sales agents or the forward sellers have referred you. We, the sales agents, the forward sellers and the forward purchasers take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information in this prospectus supplement and the accompanying prospectus, as well as the information we have previously filed, or subsequently file, with the SEC and incorporated by reference in this prospectus supplement, is accurate only as of its date or the dates which are specified in those documents.
Unless otherwise indicated or unless the context requires otherwise, references in this prospectus supplement to “Peakstone Realty Trust,” “PKST,” “we,” “our,” “us” and the “Company” mean Peakstone Realty Trust, a Maryland real estate investment trust, and its consolidated subsidiaries, including PKST OP, L.P., and references to “our operating partnership” mean PKST OP, L.P., a Delaware limited partnership. When we refer to “you,” we mean the potential holders of the applicable series of securities.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the documents incorporated herein by reference contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. The Company intends for all such forward-looking statements to be covered by the applicable safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act.
Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions. The forward-looking statements contained in this prospectus supplement, the accompanying prospectus and the documents incorporated herein by reference reflect the Company’s current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause the Company’s actual results to differ significantly from those expressed in any forward-looking statement.
The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:
•	general economic and financial conditions;
•	market volatility;
•	inflation;
•	any potential recession or threat of recession;
•	interest rates;
•	recent and ongoing disruption in the debt and banking markets;
•	occupancy, rent deferrals and the financial condition of the Company’s tenants;
•	whether work-from-home trends or other factors will impact the attractiveness of industrial and/or office assets;
•	whether we will be successful in renewing leases as they expire;
•	future financial and operating results, plans, objectives, expectations and intentions;
•
expected sources of financing, including the ability to maintain the commitments under our Revolving Credit Facility (as defined below), and the availability and attractiveness of the terms of any such financing;

•	legislative and regulatory changes that could adversely affect our business;
•	our future capital expenditures, operating expenses, net income, operating income, cash flow and developments and trends of the real estate industry;
•	whether we will be successful in the pursuit of our business plan, including any dispositions;
•	whether we will succeed in our investment objectives;
•	any fluctuation and/or volatility of the trading price of our common shares;
•	risks associated with our dependence on key personnel whose continued service is not guaranteed; and
•
other factors, including those risks disclosed in the section entitled “Risk Factors” beginning on page S-6 of this prospectus supplement, and those risks disclosed in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q filed with the SEC.

While forward-looking statements reflect our good faith beliefs, assumptions and expectations, they are not guarantees of future performance. The forward-looking statements speak only as of the date of this prospectus supplement. We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes after the date of this prospectus supplement, except as required by applicable law. We caution investors not to place undue reliance on any forward-looking statements, which are based only on information currently available to us (or to third parties making the forward-looking statements).

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights some of the information in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference. It does not contain all of the information that you should consider before making a decision to invest in our common shares. You should read carefully the more detailed information in this prospectus supplement and the accompanying prospectus, and the information incorporated by reference into this prospectus supplement and the accompanying prospectus.
The Company
Peakstone Realty Trust is an internally managed, publicly traded REIT that owns and operates a high-quality, newer-vintage portfolio of predominantly single-tenant industrial and office properties. These assets are generally leased to creditworthy tenants under long-term net lease agreements with contractual rent escalations. Our wholly-owned portfolio contains properties with key characteristics, including difficult-to-replicate locations and significant tenant investment in the building, which we believe make these properties more essential to the tenants. We conduct all of our business through our operating partnership, with our operating partnership, directly and indirectly through subsidiaries, owning all of our assets and liabilities.
Our principal executive offices are located at 1520 E. Grand Ave., El Segundo, California 90245, and our telephone number is (310) 606-3200. Our website is www.pkst.com. Information contained in or that can be accessed through our website is not part of, and is not incorporated by reference into, this prospectus supplement or the accompanying prospectus. The foregoing information about us is only a general summary and is not intended to be comprehensive. For additional information about us, you should refer to the information under “Where You Can Find More Information; Incorporation by Reference” in the accompanying prospectus.

THE OFFERING
Issuer
Peakstone Realty Trust
Common shares offered
Common shares at $0.001 par value per share, having aggregate sales proceeds of up to $200,000,000.
Use of Proceeds
We currently intend to use the net proceeds from this offering, including any net proceeds we receive pursuant to any forward sale agreement with the relevant forward purchaser, for general corporate purposes and working capital purposes, which may include repaying or repurchasing indebtedness (including amounts outstanding from time to time under our existing or future credit facilities), acquiring properties and making capital expenditures (including tenant improvements and leasing costs).
See “Use of Proceeds.”
NYSE Symbol
“PKST”
Restrictions on ownership of our capital shares
Our declaration of trust generally prohibits, with certain exceptions, any shareholder from beneficially or constructively owning more than 9.8% in value or number of shares, whichever is more restrictive, of our outstanding common shares or more than 9.8% in value of the aggregate of our outstanding shares. See “Description of Capital Shares of Beneficial Interest—Common Shares—Restrictions on Ownership and Transfer” in the accompanying prospectus.
Risk Factors
Investing in our common shares involves a high degree of risk. You should carefully read and consider the information set forth under the heading “Risk Factors” beginning on page S-6 of this prospectus supplement and the information disclosed in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” in the Company’s most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q, as well as the other information set forth in our other filings under the Exchange Act that are incorporated herein by reference, before making a decision to invest in our common shares.

RISK FACTORS
Investing in our common shares involves a high degree of risk. This section describes some, but not all, of the risks of investing in our common shares. You should carefully consider the risk factors described below and the information disclosed in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” in the Company’s most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q, as well as the other information set forth in our other filings under the Exchange Act that are incorporated herein by reference, before making an investment decision to purchase our common shares. In addition you should carefully review the factors discussed below and the cautionary statements referred to in the section entitled “Cautionary Note Regarding Forward-Looking Statements.”
Risks Related to This Offering
You may experience dilution as a result of this offering.
Offerings of our common shares pursuant to this prospectus supplement may have a dilutive effect on our earnings per share after giving effect to the issuance of such common shares and the receipt of the expected net proceeds. The actual amount of dilution from any such offering or from any future issuance of our common shares will be based on numerous factors, particularly the number of our common shares issued, the use of proceeds and the return generated by any investments made with the net proceeds, and cannot be determined at this time.
The price of our common shares may experience volatility. In addition, limited trading volume may depress the market price of our common shares and make it difficult for investors to sell their shares and less attractive to new investors to purchase our common shares.
The market price of our common shares could be substantially affected by general market conditions, the extent of the secondary market for our common shares, the extent of institutional investor interest in us, the general reputation of REITs and the attractiveness of their equity securities in comparison to equity securities of other entities (including securities issued by other real estate-based companies), our financial performance, cash flows, financial condition and prospects and general stock and bond market conditions.
The U.S. stock markets, including the NYSE, on which our common shares are listed, historically have experienced significant price and volume fluctuations, and this has recently especially impacted REITs with significant office assets. As a result, the market price of our common shares has similarly been volatile, and investors in our common shares may experience a decrease in the market price of their shares, including decreases unrelated to our operating performance or prospects. We cannot assure you that the market price of our common shares will not fluctuate or decline significantly in the future. The market price of our common shares could be subject to wide fluctuations in response to our financial performance, cash flows, financial condition and prospects, government regulatory action or inaction, tax laws, interest rates and general market conditions and other factors such as:
•	the annual yield from distributions on our common shares as compared to yields on other financial instruments;
•
equity issuances by us (including in this offering or the issuance of common units of our operating partnership or other securities convertible into, or exchangeable for, our common shares), or future sales of substantial amounts of our common shares by our existing or future shareholders, or the perception that such issuances or future sales may occur;

•	changes in market valuations of similar companies;
•	fluctuations in stock market prices and volumes from time to time due to a variety of factors, including from sales of our common shares sold by our shareholders;
•	further increases in market interest rates, which may lead investors to demand a higher distribution yield for common shares, and would result in increased interest expense on our debt;
•	actual or anticipated changes in our and our tenants’ businesses or prospects;
•	the current state of the credit and capital markets, and our ability and the ability of our tenants to obtain financing on favorable terms;

•	our dependence on key personnel whose continued services are not guaranteed;
•	our operating performance and the performance of similar companies;
•	actual or anticipated differences in our quarterly or annual operating results from those expected;
•	whether work-from-home trends or other factors will impact the attractiveness of industrial and/or office assets;
•	whether we will be successful in renewing leases as they expire;
•	changes in expectations of future financial performance or changes in estimates of securities analysts;
•	publication of research reports about us or our industry by securities analysts;
•	failure to qualify as a REIT;
•	adverse market reaction to any indebtedness we incur in the future, or our failure to establish debt levels that investors believe are appropriate;
•	strategic decisions by us or our competitors, such as acquisitions, divestments, spin offs, joint ventures, strategic investments or changes in business strategy;
•	legislative and regulatory changes that could adversely affect our industry;
•	adverse speculation in the press or investment community;
•	changes in our earnings;
•	changes in the underlying value of real estate;
•	failure to comply with the rules of the NYSE or maintain the listing of our common shares on the NYSE;
•	failure to comply with the requirements of the Sarbanes-Oxley Act;
•	actions by institutional and retail shareholders;
•	actual, potential or perceived accounting problems;
•	changes in accounting principles;
•	climate change and natural disasters, such as earthquakes, wildfires, rising sea levels, flooding, extreme weather, and changes in precipitation and temperature, and severe weather conditions;
•	impacts of the COVID-19 pandemic, and the future outbreak of other highly infectious or contagious diseases;
•	terrorist acts, natural or man-made disasters or threatened or actual armed conflicts; and
•	general market and local, regional and national economic conditions, including factors unrelated to our operating performance and prospects.
No assurance can be given that the market price of our common shares will not fluctuate or decline significantly in the future or that holders of our common shares will be able to sell their shares when desired on favorable terms, or at all. In the past, securities class action litigation has often been instituted against companies following periods of volatility in the price of their common shares. This type of litigation could result in substantial costs and divert our management’s attention and resources, which could have an adverse effect on our financial condition, results of operations, cash flow, our ability to execute on our business strategy, our ability to make distributions to our shareholders and per share market price of our common shares.
The number of our common shares available for future issuance or resale could adversely affect the market price of our common shares.
Our declaration of trust provides that we may issue up to 800,000,000 common shares, of which 35,978,002 common shares were issued and outstanding as of August 8, 2023. Additionally, our declaration of trust authorizes our board of trustees to amend our declaration of trust from time to time to increase or decrease the aggregate number of authorized common shares or the number of shares of any class or series that we have authority to issue without shareholder approval. Future primary issuances of our common shares or other securities convertible into, or exchangeable or exercisable for, our common shares could dilute shareholders and could have an adverse effect on the market price per share of our common shares. Holders of our common shares are not entitled to preemptive rights or other protections against dilution.
Additionally, Griffin Capital, LLC, a Delaware limited liability company (“GC LLC”), owns 2,758,728 limited partnership interests in our operating partnership, which are exchangeable into common shares, at the Company’s election, as of August 8, 2023. We are party to a registration rights agreement with GC LLC pursuant to which GC LLC has the right to request that we register for resale, under the Securities Act, our common shares issued or issuable to GC LLC and certain successor holders. The registration rights agreement also grants GC LLC (or certain affiliated successor holders) certain “piggyback” registration rights related to certain registered offerings of our common shares. Resales of a significant number of our common shares, or the perception that such resales could occur, may have an adverse effect on the market price per share of our common shares.
The vesting of any restricted shares or other equity awards granted to certain trustees, executive officers and other employees under our equity incentive plan, or the issuance of our common shares, units in our operating partnership in connection with future property, portfolio or business acquisitions, could have an adverse effect on the market price per share of our common shares. In addition, the existence of options or common shares reserved for issuance as restricted common shares may adversely affect the terms upon which we may be able to obtain additional capital through the sale of equity securities.
Issuances of substantial amounts of our common shares (including issuances of our common shares pursuant to the exercise of convertible or exchangeable securities or options) or the resale of substantial amounts of our common shares, or the perception that such issuances or resales might occur, could adversely affect the market price per share of our common shares. The potential adverse effect may be increased by the large number of our common shares issuable upon conversion of limited partnership interests held by GC LLC and any other shareholder for whom we may agree to file resale registration statements to the extent that any of them resells, or there is a perception that any of them may resell, a significant portion of its holdings.
We expect to need additional funding to fund future investments.
We expect to need additional funding to finance our investments, including debt financing; however, we can provide no assurance that debt financing will be available on terms that we deem attractive or at all. If we are unable to consummate our anticipated financing plans, we will need to secure alternative sources of funding. These sources may include the net proceeds from additional equity issuances, joint ventures or the sale of assets. No assurance can be given that any of these sources of capital will be available on terms that are as favorable as those that we currently expect to obtain, or available at all. If we finance any funding shortfall with additional common equity issuances, there may be a dilutive effect on our earnings per share after giving effect to the issuance of such common shares and the application of the proceeds thereof. The incurrence of additional debt could increase our leverage ratios and would increase our exposure to the risks associated with debt financing. In addition, an inability to obtain sufficient capital to meet our funding obligations could lead to contractual defaults that could materially and adversely affect us.
We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.
Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess how the net proceeds are used. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our management might not apply our net proceeds in ways that ultimately increase the value of your investment. We currently intend to use the net proceeds from this offering, including any net proceeds we receive upon settlement of any forward sale agreement with the relevant forward purchaser, for general corporate purposes and working capital purposes, which may include repaying or repurchasing indebtedness (including amounts outstanding from time to time under our existing or future credit facilities), acquiring properties and making capital expenditures (including tenant improvements and leasing costs). The failure by our management to apply these funds effectively could harm our business. These investments may not yield a favorable return to our shareholders. If we do not invest or apply the net proceeds from this offering in ways that enhance shareholder value, we may fail to achieve expected financial results, which could cause the price of our common shares to decline.

The actual number of shares we will sell under the sales agreement and issue under any forward sale agreement, at any one time or in total, is uncertain.
Subject to certain limitations in the sales agreement and compliance with applicable law, we have the discretion to deliver a placement notice at any time while the sales agreement is operative. The number of shares that are sold through the sales agent or the forward seller after delivering a placement notice will fluctuate based on the market price of our common shares during the sales period and limits we set with such sales agent or such forward seller and the related forward purchaser. Because the price per share of each share sold will fluctuate based on the market price of our common shares during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately sold or issued or the gross proceeds that will be raised in connection with such sales.
The common shares offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.
Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.
Your investment has various U.S. federal income tax risks.
Although the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), that are generally relevant to an investment in our common shares are described in “Material United States Federal Income Tax Considerations” in the accompanying prospectus, we urge you to consult your tax advisor concerning the effects of U.S. federal, state, local and foreign tax laws to you with regard to an investment in our common shares.
Settlement provisions contained in any forward sale agreement subject us to certain risks.
Each forward purchaser will have the right to accelerate its forward sale agreement (with respect to all or any portion of the transaction under such forward sale agreement (except with respect to events specified in (1) and (3) below, where accelerated settlement is limited to the portion of shares whose settlement would address the relevant event or that is affected by the relevant event)) that it enters into with us and require us to physically settle such shares on a date specified by such forward purchaser if: (1) in such forward purchaser’s commercially reasonable judgment, it or its affiliate is unable to hedge (or maintain a hedge of) its exposure in a commercially reasonable manner under such forward sale agreement because (a) an insufficient number of our common shares have been made available for borrowing by securities lenders or (b) such forward purchaser or its affiliate would incur a share borrow cost in excess of a specified threshold; (2) we declare any dividend, issue or distribution on our common shares that constitutes an extraordinary dividend under the forward sale agreement or is payable in (a) cash in excess of specified amounts (unless it is an extraordinary dividend), (b) securities of another company that we acquire or own (directly or indirectly) as a result of a spin-off or similar transaction, or (c) any other type of securities (other than our common shares), rights, warrants or other assets for payment at less than the prevailing market price; (3) certain ownership thresholds applicable to such forward purchaser and its affiliates are or would be exceeded; (4) an event (a) is announced that if consummated would result in a specified extraordinary event (including certain mergers, tender offers, certain events involving our nationalization, our insolvency or a delisting of our common shares) or (b) occurs that would constitute a hedging disruption or change in law; or (5) certain other events of default or termination events occur, including, among others, any material misrepresentation made by us in connection with such forward sale agreement or our insolvency (each as more fully described in the relevant forward sale agreement).
A forward purchaser’s decision to exercise its right to accelerate all or a portion of the settlement of its forward sale agreement and to require us to physically settle the relevant shares will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver our common shares under the terms of the physical settlement provisions of the applicable forward sale agreement irrespective of our capital needs, which would result in dilution to our earnings per share and funds from operations per share.
The forward price that we expect to receive upon physical settlement of a forward sale agreement will be subject to adjustment on a daily basis based on a floating interest rate factor equal to a specified daily rate less a spread. If the specified daily rate is less than the applicable spread on any day, the interest rate factor will result in a daily reduction of the forward price. In addition, the forward price will be subject to decrease on certain dates specified in the relevant forward sale agreement by the amount per share of dividends we expect to declare on our common shares during the term of such forward sale agreement.
We will also generally have the right, in lieu of physical settlement, to elect cash or net share settlement in respect of any or all of our common shares subject to such forward sale agreement. If we elect to cash or net share settle all or any part of any forward sale agreement, we would expect the relevant forward purchaser or its affiliate to purchase our common shares in secondary market transactions over an unwind period to:
•
return our common shares to securities lenders to unwind such forward purchaser’s hedge (after taking into consideration any of our common shares to be delivered by us to such forward purchaser, in the case of net share settlement); and

•	if applicable, in the case of net share settlement, deliver our common shares to us to the extent required upon settlement of such forward sale agreement.
If the price of our common shares at which these purchases by such forward purchaser (or its affiliate) are made exceeds the applicable forward price, we will pay such forward purchaser an amount in cash equal to such difference (if we elect to cash settle) or deliver to such forward purchaser a number of our common shares having a market value equal to such difference (if we elect to net share settle). Any such difference could be significant and could result in our receipt of a significant amount of cash or number of our common shares from such forward purchaser or require us to pay a significant amount of cash or deliver a significant number of our common shares to such forward purchaser. See “Plan of Distribution — Sales Through The Forward Sellers.”
In addition, the purchase of our common shares by a forward purchaser or its affiliate to unwind the forward purchaser’s hedge position could cause the price of our common shares to increase above the price that would have prevailed in the absence of those purchases (or prevent a decrease in such price), thereby increasing the amount of cash (in the case of cash settlement) or the number of shares (in the case of net share settlement) that we would owe such forward purchaser upon settlement of the applicable forward sale agreement or decrease the amount of cash (in the case of cash settlement) or the number of shares (in the case of net share settlement) that such forward purchaser would owe us upon settlement of the applicable forward sale agreement.
The U.S. federal income tax treatment of the cash that we might receive from cash settlement of any forward sale agreement is unclear and could jeopardize our ability to meet the REIT qualification requirements.
In the event that we elect to settle any forward sale agreement for cash and the settlement price is below the applicable forward sale price, we would be entitled to receive a cash payment from the applicable forward purchaser. Under Section 1032 of the Code, generally, no gains and losses are recognized by a corporation in dealing in its own shares, including pursuant to a “securities futures contract,” as defined in the Code by reference to the Exchange Act. Although we believe that any amount received by us in exchange for our shares would qualify for the exemption under Section 1032 of the Code, because it is not entirely clear whether a forward sale agreement qualifies as a “securities futures contract,” the U.S. federal income tax treatment of any cash settlement payment we receive is uncertain. While we do not anticipate electing the cash settlement option under any forward sale agreement, in the event that we recognize a significant gain from the cash settlement of a forward sale agreement, we might not be able to satisfy the gross income requirements applicable to REITs under the Code. In that case, we may be able to rely upon the relief provisions under the Code in order to avoid the loss of our REIT status, as discussed in the accompanying prospectus under “Material United States Federal Income Tax Considerations.” In the event that these relief provisions were not available, we could lose our REIT status under the Code.
In case of our bankruptcy or insolvency, any forward sale agreement will automatically terminate, and we would not receive the expected net proceeds from any forward sales of our shares under those agreements.
If we file for or consent to a proceeding seeking a judgment in bankruptcy or insolvency or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or we or a regulatory authority with jurisdiction over us presents a petition for our winding-up or liquidation, or we consent to such a petition, any forward sale agreement that is then in effect will automatically terminate. If any such forward sale agreement so terminates under these circumstances, we would not be obligated to deliver to the relevant forward purchaser any of our common shares not previously delivered, and the relevant forward purchaser would be discharged from its obligation to pay the applicable forward price per share in respect of any of our common shares not previously settled under the applicable forward sale agreement. Therefore, to the extent that there are any of our common shares with respect to which any forward sale agreement has not been settled at the time of the commencement of any such bankruptcy or insolvency proceedings, we would not receive the relevant forward price per share in respect of those common shares.

USE OF PROCEEDS
Our common shares having aggregate sales proceeds of up to $200,000,000 may be offered and sold from time to time pursuant to this prospectus supplement and the accompanying prospectus. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions, and proceeds, if any, are not determinable at this time. There can be no assurance that any of our common shares will be offered and sold or that we will fully utilize the sales agreement as a source of financing.
We currently intend to use the net proceeds from this offering, including any net proceeds we receive pursuant to any forward sale agreement with the relevant forward purchaser for general corporate purposes and working capital purposes, which may include repaying or repurchasing indebtedness (including amounts outstanding from time to time under our existing or future credit facilities), acquiring properties and making capital expenditures (including tenant improvements and leasing costs).
If we enter into a forward sale agreement with any forward purchaser, then we expect that such forward purchaser (or its affiliate) will attempt to borrow from third parties and sell, through the relevant forward seller, our common shares to hedge such forward purchaser’s exposure under such forward sale agreement. We will not receive any of the net proceeds from the sale of any borrowed shares through the relevant forward seller. Each forward purchaser will be either a forward seller or an affiliate thereof, except that with respect to Nomura Global Financial Products, Inc., the relevant forward seller is Nomura Securities International, Inc. (acting through BTIG, LLC as agent). As a result, a forward seller or its affiliate will receive the net proceeds from any sale of borrowed common shares made in connection with any forward sale agreement.
Pursuant to the Second Amended and Restated Credit Agreement dated as of April 30, 2019 (as amended, the “Credit Facility”), with KeyBank, National Association, as administrative agent, and a syndicate of lenders, our operating partnership has a $1.3 billion credit facility consisting of a revolving credit facility (the “Revolving Credit Facility”) maturing in September 2023 (with a series of extension options to January 31, 2026, subject to the satisfaction of certain customary conditions), a delayed draw $400 million senior unsecured term loan maturing in December 2025 (the “2025 Term Loan”) and a $150 million senior unsecured term loan maturing in April 2026 (the “2026 Term Loan” and, together with the 2025 Term Loan, the “Term Loans”). The Credit Facility also provides the option, subject to obtaining additional commitments from lenders and certain other customary conditions, to increase the commitments under the Revolving Credit Facility, increase the Term Loans and/or incur new term loans by up to an additional $1.0 billion in the aggregate.
The Revolving Credit Facility currently bears interest at an annual rate of term SOFR plus 1.30% and a 0.1% per annum index adjustment, which as of July 31, 2023 was 6.45% (assuming a five day look-back per the Credit Facility). As of July 31, 2023, approximately $400 million was outstanding under the Revolving Credit Facility.
The 2025 Term Loan currently bears interest at an annual rate of term SOFR plus 1.25% and a 0.1% per annum index adjustment, which as of July 31, 2023 was 6.40% (assuming a five day look-back per the Credit Facility). As of July 31, 2023, approximately $400 million was outstanding under the 2025 Term Loan.
The 2026 Term Loan currently bears interest at an annual rate of term SOFR plus 1.25% and a 0.1% per annum index adjustment, which as of July 31, 2023 was 6.40% (assuming a five day look-back per the Credit Facility). As of July 31, 2023, approximately $150 million was outstanding under the 2026 Term Loan.
The amount and timing of our actual expenditures may vary significantly depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds we receive from this offering.

PLAN OF DISTRIBUTION
Under the sales agreement, our common shares having an aggregate gross sales price of up to $200,000,000 may be offered and sold from time to time to or through the sales agents or through the forward sellers.
Sales of our common shares, if any, will be made in negotiated transactions, including block trades, transactions that are deemed to be “at the market” offerings as defined in Rule 415 under the Securities Act, by means of ordinary brokers’ transactions at market prices prevailing at the time of sale, including sales made directly on the NYSE, sales made to or through a market maker and sales made through other securities exchanges or electronic communications networks or any other method permitted by law. The sales agents, as our sales agent, and the forward sellers will not engage in any transactions that stabilize the price of our common shares.
The sales agreement contemplates that, in addition to the issuance and sale by us of our common shares to or through the sales agents, we may enter into separate forward sale agreements with each of the forward purchasers. If we enter into a forward sale agreement with any forward purchaser, then we expect that such forward purchaser (or its affiliate) will attempt to borrow from third parties and sell, through the relevant forward seller our common shares to hedge such forward purchaser’s exposure under such forward sale agreement. We will not receive any proceeds from any sale of our common shares borrowed by a forward purchaser (or its affiliate) and sold through a forward seller.
None of the sales agents and the forward sellers is required to sell any specific number or dollar amount of our common shares, but each of the sales agents and the forward sellers has agreed to use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, and subject to the terms and conditions of the sales agreement, to sell our common shares, on mutually agreed terms between such sales agent or such forward seller, us and, if applicable, the relevant forward purchaser. Our common shares offered and sold through the sales agents and the forward sellers to this prospectus supplement and the accompanying prospectus will be offered and sold through only one sales agent or one forward seller on any given day.
The sales agents and the forward sellers will offer and sell our common shares subject to the terms and conditions of the sales agreement and the relevant forward sale agreement, if applicable, as agreed upon by us, the sales agents, the forward sellers and any relevant forward purchasers. We will designate the maximum amount of our common shares to be sold through the sales agents or the forward sellers or otherwise determine such maximum amount together with such sales agents, such forward sellers and such relevant forward purchasers. Subject to the terms and conditions of the sales agreement, the applicable sales agent or the applicable forward seller will use commercially reasonable efforts to offer and sell all of the designated common shares. We may instruct a sales agent or a forward seller not to sell our common shares if the sales cannot be effected at or above the price designated by us in any such instruction. We, a sales agent or a forward seller may suspend the offering of our common shares being made through such sales agent or such forward seller under the sales agreement upon proper notice to the other applicable parties.
A sales agent or a forward seller will provide written confirmation to us following the close of trading on the NYSE each day in which it sells our common shares under the sales agreement. Each confirmation will include the number of shares sold on that day, the gross sales price per share, the net proceeds to us and the compensation payable by us to such sales agent.
We expect that settlement for sales of our common shares will occur, unless the parties agree otherwise, on the second business day that is also a trading day following the date on which any sales were made in return for payment of the proceeds related thereto. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
We will report at least quarterly the number of our common shares sold through the sales agents and the forward sellers under the sales agreement, the number of our common shares that we issue and deliver pursuant to any forward sale agreement, and the net proceeds to us, together with any other information we reasonably believe is required to comply with the Securities Act and Exchange Act with respect to such sales.
In connection with the sale of our common shares, each of the sales agents and the forward sellers may, and in connection with sales of our common shares purchased by a sales agent, as principal, such sales agent will, be deemed to be an “underwriter” within the meaning of the Securities Act, and the fees paid to such sales agent or such forward seller may, or will, as applicable, be deemed to be underwriting compensation. We have agreed in the sales agreement to provide indemnification and contribution to the sales agents, the forward sellers and the forward purchasers against certain civil liabilities, including liabilities under the Securities Act.
Our common shares are an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by Rule 101(c)(1) of Regulation M under the Exchange Act. If we, a sales agent, a forward seller or a forward purchaser has reason to believe that our common shares are no longer an “actively-traded security” as defined under Rule 101(c)(1) of Regulation M under the Exchange Act, then the applicable party will promptly so notify the other party, and sales of our common shares under the sales agreement will be suspended until that or other exemptive provisions have been satisfied in the judgment of such party.
We estimate that the total expenses of the offering payable by us, excluding commissions under the sales agreement, will be approximately $350,000. We have agreed to reimburse the sales agents, the forward sellers and the forward purchasers for certain of their expenses in an amount not to exceed $100,000 in the aggregate if the sales agreement is terminated by us in accordance with the provisions thereof and, at the time of the notice of termination, the aggregate gross sales price of the common shares sold pursuant to the sales agreement is less than $25,000,000.
The offering of our common shares pursuant to the sales agreement will terminate upon the earlier of (1) the sale of our common shares subject to the sales agreement having an aggregate gross sales price of $200,000,000 and (2) the termination of the sales agreement by the sales agents, the forward sellers, the forward purchasers or us. A sales agent, a forward seller or a forward purchaser may terminate the sales agreement at any time but only with respect to itself.
No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of our common shares, or the possession, circulation or distribution of this prospectus supplement, the accompanying prospectus or any free writing prospectus or other material or advertisements relating to us or this offering, where action for that purpose is required. Accordingly, our common shares may not be offered or sold, directly or indirectly, and neither this prospectus supplement, the accompanying prospectus nor any free writing prospectus or other material or advertisements in connection with this offering may be distributed or published in or from any other country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.
The sales agents and the forward sellers may offer and sell our common shares to the public through one or more of their respective affiliates or other registered broker-dealers or selling agents.
Commissions and Discounts
Each sales agent will receive from us a commission that will not exceed, but may be lower than, 2.0% of the gross sales price of all of our common shares sold through it as sales agent under the sales agreement. We may also agree with the applicable sales agent to sell our common shares using sales efforts and methods that may constitute “distributions” within the meaning of Rule 100 of Regulation M under the Exchange Act and for which we may agree to pay the applicable sales agent a commission that may exceed 2.0% of the gross sales price.
In connection with each forward sale agreement, the applicable forward purchaser will receive a commission in the form of a reduction to the initial forward price under the related forward sale agreement, at a mutually agreed rate that will not (except as provided below) exceed, but may be lower than, 2.0% of the gross sales price per share of the borrowed common shares sold through such forward seller during the applicable forward selling period for such shares (subject to certain possible adjustments to such gross sales price for daily accruals and any dividends having an “ex-dividend” date during such forward selling period).
Under the terms of the sales agreement, we may also sell our common shares to one or more of the sales agents, as principal, at a price per share to be agreed upon at the time of sale. If we sell our common shares to one or more of the sales agents, as principal, we will enter into a separate terms agreement with such sales agent or agents, as the case may be, and we will describe the terms of the offering of those common shares in a separate prospectus supplement. In any such sale to a sales agent, as principal, we may agree to pay the applicable sales agent an underwriting discount or commission that may exceed 2.0% of the gross sales price per share sold to such sales agent, as principal.

The sales proceeds, after deducting sales commissions (and underwriting discounts, if any), any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such shares.
Sales Through the Forward Sellers
If we enter into a forward sale agreement with any forward purchaser, then we expect that such forward purchaser (or its affiliate) will attempt to borrow from third parties and sell, through the relevant forward seller our common shares to hedge such forward purchaser’s exposure under such forward sale agreement. All of the net proceeds from the sale of any borrowed shares will be paid to the applicable forward purchaser (or one or more of its affiliates). Each forward purchaser will be either a forward seller or an affiliate thereof, except that with respect to Nomura Global Financial Products, Inc., the relevant forward seller is Nomura Securities International, Inc. (acting through BTIG, LLC as agent). As a result, a forward seller or its affiliate will receive the net proceeds from any sale of borrowed common shares made in connection with any forward sale agreement.
In connection with any forward sale agreement, we will deliver instructions to the relevant forward seller and forward purchaser directing such forward seller to sell the applicable borrowed common shares on behalf of the relevant forward purchaser. Upon its acceptance of such instructions, such forward seller has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such common shares, as forward seller on behalf of such forward purchaser, on the terms and subject to the conditions set forth in the sales agreement and the related forward sale agreement. We may instruct such forward seller as to the amount of our common shares to be sold by it and may also instruct such forward seller not to sell such common shares if the sales cannot be effected at or above a price designated by us. We or the applicable forward seller may at any time immediately suspend the offering of our common shares through such forward seller upon notice to the other parties.
Pursuant to a forward sale agreement, we will have the right to issue and deliver to the forward purchaser party thereto a specified number of our common shares on the terms and subject to the conditions set forth therein, or, alternatively, to elect cash settlement or net share settlement, for all or any portion of such shares. If we elect or are deemed to have elected to physically settle any forward sale agreement by delivering our common shares, then we will receive an amount of cash from the relevant forward purchaser equal to the product of (1) the forward price per share under such forward sale agreement and (2) the number of our common shares as to which we have elected or are deemed to have elected physical settlement, subject to the price adjustment and other provisions of such forward sale agreement. The initial forward price per share under each forward sale agreement will equal the product of (1) an amount equal to one minus the applicable forward selling commission and (2) the volume weighted average price per share at which the borrowed common shares were sold pursuant to the sales agreement by the relevant forward seller during the applicable forward selling period for such shares to hedge the relevant forward purchaser’s exposure under such forward sale agreement (subject to certain possible adjustments to such gross sales price for daily accruals and any quarterly dividends having an “ex-dividend” date during such forward selling period). Thereafter, the forward price will be subject to adjustment on a daily basis based on a floating interest rate factor equal to a specified daily rate less a spread. If the specified daily rate is less than the applicable spread on any day, the interest rate factor will result in a daily reduction of the forward price. In addition, the forward price will be subject to decrease on certain dates specified in the relevant forward sale agreement by the amount per share of dividends we expect to declare on our common shares during the term of such forward sale agreement.
We expect that, before any issuance of our common shares upon physical settlement or net share settlement of any forward sale agreement, our common shares issuable upon settlement of such forward sale agreement will be reflected in our diluted earnings per share calculations using the treasury shares method. Under this method, the number of our common shares used in calculating diluted earnings per share and funds from operations per share will be deemed to be increased by the excess, if any, of the number of shares that would be issued upon physical settlement of such forward sale agreement over the number of shares that could be purchased by us in the market (based on the average market price during the relevant forward selling period specified in such forward sale agreement) using the proceeds receivable upon settlement (based on the adjusted forward price at the end of the relevant reporting period).
Consequently, prior to physical or net share settlement of the forward sale agreement and subject to the occurrence of certain events, we anticipate there will be no dilutive effect on our earnings per share or funds from operations per share as a result of such forward sale agreement except during periods when the average market price of our common shares is above the per share adjusted forward price of such forward sale agreement, subject to increase or decrease based on a specified daily rate less a spread, and subject to decrease by amounts related to expected dividends on our common shares during the term of that particular forward sale agreement. However, if we decide to physically or net share settle any forward sale agreement, delivery of our common shares by us will result in dilution to our earnings per share and funds from operations per share.
We will also generally have the right, in lieu of physical settlement, to elect cash or net share settlement in respect of any or all of our common shares subject to such forward sale agreement. If we elect to cash or net share settle all or any part of any forward sale agreement, we would expect the relevant forward purchaser or its affiliate to purchase our common shares in secondary market transactions over an unwind period to:
•
return our common shares to securities lenders to unwind such forward purchaser’s hedge (after taking into consideration any our common shares to be delivered by us to such forward purchaser, in the case of net share settlement); and

•	if applicable, in the case of net share settlement, deliver our common shares to us to the extent required upon settlement of such forward sale agreement.
If the price of our common shares at which these purchases by such forward purchaser (or its affiliate) are made is below the relevant forward price, such forward purchaser will pay us such difference in cash (if we elect to cash settle) or deliver to us a number of our common shares having a market value equal to such difference (if we elect to net share settle). If the price of our common shares at which these purchases are made by such forward purchaser (or its affiliate) exceeds the applicable forward price, we will pay such forward purchaser an amount in cash equal to such difference (if we elect to cash settle) or deliver to such forward purchaser a number of our common shares having a market value equal to such difference (if we elect to net share settle). Any such difference could be significant and could result in our receipt of a significant amount of cash or number of our common shares from such forward purchaser or require us to pay a significant amount of cash or deliver a significant number of our common shares to such forward purchaser.
In addition, the purchase of our common shares by a forward purchaser or its affiliate to unwind the forward purchaser’s hedge position could cause the price of our common shares to increase above the price that would have prevailed in the absence of those purchases (or prevent a decrease in such price), thereby increasing the amount of cash (in the case of cash settlement) or the number of shares (in the case of net share settlement) that we would owe such forward purchaser upon settlement of the applicable forward sale agreement or decrease the amount of cash (in the case of cash settlement) or the number of shares (in the case of net share settlement) that such forward purchaser would owe us upon settlement of the applicable forward sale agreement.
Each forward purchaser will have the right to accelerate its forward sale agreement (with respect to all or any portion of the transaction under such forward sale agreement (except with respect to events specified in (1) and (3) below, where accelerated settlement is limited to the portion of shares whose settlement would address the relevant event or that is affected by the relevant event)) that it enters into with us and require us to physically settle such shares on a date specified by such forward purchaser if: (1) in such forward purchaser’s commercially reasonable judgment, it or its affiliate is unable to hedge (or maintain a hedge of) its exposure in a commercially reasonable manner under such forward sale agreement because (a) an insufficient number of our common shares have been made available for borrowing by securities lenders or (b) such forward purchaser or its affiliate would incur a share borrow cost in excess of a specified threshold; (2) we declare any dividend, issue or distribution on our common shares that constitutes an extraordinary dividend under the forward sale agreement or is payable in (a) cash in excess of specified amounts (unless it is an extraordinary dividend), (b) securities of another company that we acquire or own (directly or indirectly) as a result of a spin-off or similar transaction, or (c) any other type of securities (other than our common shares), rights, warrants or other assets for payment at less than the prevailing market price; (3) certain ownership thresholds applicable to such forward purchaser and its affiliates are or would be exceeded; (4) an event (a) is announced that if consummated would result in a specified extraordinary event (including certain mergers, tender offers, certain events involving our nationalization, our insolvency or a delisting of our common shares) or (b) occurs that would constitute a hedging disruption or change in law; or (5) certain other events of default or termination events occur, including, among others, any material misrepresentation made by us in connection with such forward sale agreement or our insolvency (each as more fully described in the relevant forward sale agreement).

A forward purchaser’s decision to exercise its right to accelerate all or a portion of the settlement of its forward sale agreement and to require us to physically settle the relevant shares will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver our common shares under the terms of the physical settlement provisions of the applicable forward sale agreement irrespective of our capital needs, which would result in dilution to our earnings per share and funds from operations per share.
In addition, upon certain events of bankruptcy or insolvency relating to us, the forward sale agreements will terminate without further liability of the parties thereto. Following any such termination, we would not issue any of our common shares pursuant to such forward sale agreement agreements, and we would not receive any proceeds pursuant to the forward sale agreements.
The descriptions of certain provisions of the forward sale agreements appearing above and elsewhere in this prospectus supplement are not complete and are subject to, and qualified in their entirety by reference to, the terms and provisions of such forward sale agreements. A form of the forward sale agreement is included as an exhibit to the sales agreement, and the sales agreement has been or will be filed as an exhibit to a document incorporated by reference in the accompanying prospectus and may be obtained as described under “Where You Can Find More Information” in the accompanying prospectus.
Other Relationships
As described above under “Use of Proceeds,” as of the date of this prospectus supplement, affiliates of certain of the sales agents and the forward sellers in this offering are lenders and, in certain cases, agents under our credit facility and term loans. To the extent that we use a portion of the net proceeds we receive from this offering, including any net proceeds pursuant to any forward sale agreement, to repay borrowings outstanding under our credit facility and/or term loans, affiliates of the sales agents or the forward sellers will receive their proportionate share of any amount that is repaid with the net proceeds we receive from this offering, including any net proceeds pursuant to any forward sale agreement. Likewise, to the extent that net proceeds from this offering, including any net proceeds pursuant to any forward sale agreement, are applied to pay any other indebtedness of ours that may be held by any of the sales agents, any of the forward sellers or any of their respective affiliates, such sales agents, such forward sellers or affiliates, as the case may be, will receive proceeds from this offering, including any net proceeds pursuant to any forward sale agreement, through the repayment of that indebtedness.
The sales agents, the forward sellers, the forward purchasers and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the sales agents, the forward sellers, the forward purchasers and their respective affiliates have provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, for which they received or will receive customary fees and expenses.
In the ordinary course of their various business activities, the sales agents, the forward sellers, the forward purchasers and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively traded securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the issuer (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. The sales agents, the forward sellers, the forward purchasers and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

LEGAL MATTERS
Certain legal matters will be passed upon for us by Latham & Watkins LLP, Los Angeles, California. Venable LLP, Baltimore, Maryland, will pass upon the validity of the common shares to be issued by us and sold in this offering and certain other matters under Maryland law. Hogan Lovells US LLP has issued an opinion to us regarding certain tax matters described under “Material United States Federal Income Tax Considerations” in the accompanying prospectus. Hogan Lovells US LLP will act as counsel to the sales agents and the forward sellers. Sidley Austin LLP, New York, New York, will act as counsel to the forward sellers and the forward purchasers and, with respect to certain tax matters, the sales agents.
EXPERTS
The consolidated financial statements of Peakstone Realty Trust appearing in Peakstone Realty Trust’s Annual Report (Form 10-K) for the year ended December 31, 2022, including the schedule appearing therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report. Such consolidated financial statements are incorporated herein in reliance upon the report of such firm, given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION BY REFERENCE
We have filed a registration statement on Form S-3 with the SEC in connection with, among other offerings of securities, the offering of our common shares pursuant to this prospectus supplement. In addition, we file annual, quarterly and current reports, and proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s internet site at http://www.sec.gov. Our reference to the SEC’s internet site is intended to be an inactive textual reference only.
This prospectus supplement and the accompanying prospectus do not contain all of the information included in the registration statement. If a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts or other documents filed or incorporated by reference as an exhibit to the registration statement, the reference may not be complete, and you should refer to the filed copy of the contract or document.
The SEC allows us to “incorporate by reference” into this prospectus supplement certain information we file with the SEC prior to the termination of the applicable offering of our common shares pursuant to this prospectus supplement, which means that we can disclose important information to you by referring you to those documents. Information incorporated by reference is part of this prospectus supplement. Later information filed with the SEC prior to the termination of such offering will update and supersede this information.
This prospectus supplement incorporates by reference the documents listed below, all of which have been previously filed with the SEC:
•	Our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 24, 2023.
•	The information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on May 1, 2023.
•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, filed with the SEC on May 9, 2023, and June 30, 2023, filed with the SEC on August 8, 2023.
•
Our Current Reports on Form 8-K filed with the SEC on January 20, 2023, February 27, 2023, March 10, 2023, March 20, 2023, March 24, 2023 (other than the information furnished pursuant to Item 2.02, Item 7.01 and Exhibits 99.1, 99.2, 99.3, 99.4 and 99.5), April 11, 2023, April 17, 2023 (other than the information furnished pursuant to Item 7.01), June 21, 2023 and June 23, 2023.

•
The description of our common shares set forth in our Registration Statement on Form 8-A12B, filed with the SEC on April 11, 2023, which updated the description thereof contained in Exhibit 4.2 of our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 24, 2023, and any amendment or report filed with the SEC for the purpose of updating the description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus supplement and deemed to be part of this prospectus supplement from the date of the filing of such reports and documents.
You may request a free copy of any of the documents incorporated by reference in this prospectus supplement by writing or telephoning us at the following address:
Peakstone Realty Trust
1520 E. Grand Avenue
El Segundo, California 90245
(310) 606-3200
Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this supplement prospectus or the accompanying prospectus.

PROSPECTUS

Peakstone Realty Trust
Common Shares
Preferred Shares
Debt Securities
Depositary Shares
Warrants
Purchase Contracts
Units
Guarantees of Debt Securities
PKST OP, L.P.
Debt Securities
Peakstone Realty Trust may offer and sell the securities identified above under its name from time to time in one or more offerings. PKST OP, L.P. may offer and sell debt securities, which will be fully and unconditionally guaranteed by Peakstone Realty Trust, from time to time in one or more offerings. This prospectus provides you with a general description of the securities. In addition, our selling securityholders may from time to time offer our common shares of beneficial interest, or common shares, on terms to be determined at the time of the offering.
Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities to be offered, which may include limitations on actual or constructive ownership and restrictions on transfer of the securities, in each case as may be appropriate to preserve the qualification of Peakstone Realty Trust as a real estate investment trust for U.S. federal income tax purposes, or “REIT,” under the Internal Revenue Code of 1986, as amended, or the Code. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.
We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. We will provide specific information about any selling securityholders in one or more supplements to this prospectus. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.
INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 5 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.
Our common shares are listed on the New York Stock Exchange, or the NYSE, under the symbol “PKST.” On August 7, 2023, the last reported sale price of our common shares on the NYSE was $22.00 per share.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is August 8, 2023.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings and the selling securityholders to be named in a supplement to this prospectus may, from time to time, sell common shares in one or more offerings as described in this prospectus. Each time that we or the selling securityholders offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”
Neither we nor any selling securityholder have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor any selling securityholder will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.
Unless otherwise indicated or unless the context requires otherwise, references in this prospectus to “Peakstone Realty Trust,” “PKST,” “we,” “our,” “us” and the “Company” mean Peakstone Realty Trust, a Maryland real estate investment trust, and its consolidated subsidiaries, including PKST OP, L.P., and references to “our operating partnership” mean PKST OP, L.P. When we refer to “you,” we mean the potential holders of the applicable series of securities.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE
Available Information
We file reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.
Our website address is www.pkst.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.
This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.
Incorporation by Reference
The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.
This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:
•	Our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 24, 2023.
•	The information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on May 1, 2023.
•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, filed with the SEC on May 9, 2023, and June 30, 2023, filed with the SEC on August 8, 2023.
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Our Current Reports on Form 8-K filed with the SEC on January 20, 2023, February 27, 2023, March 10, 2023, March 20, 2023, March 24, 2023 (other than the information furnished pursuant to Item 2.02, Item 7.01 and Exhibits 99.1, 99.2, 99.3, 99.4 and 99.5), April 11, 2023, April 17, 2023 (other than the information furnished pursuant to Item 7.01), June 21, 2023 and June 23, 2023.

•
The description of our common shares set forth in our Registration Statement on Form 8-A12B, filed with the SEC on April 11, 2023, which updated the description thereof contained in Exhibit 4.2 of our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 24, 2023, and any amendment or report filed with the SEC for the purpose of updating the description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, prior to the termination of this offering but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:
Peakstone Realty Trust
1520 E. Grand Avenue
El Segundo, California 90245
(310) 606-3200
Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

THE COMPANY
Peakstone Realty Trust (NYSE: PKST) is an internally managed, publicly traded real estate investment trust that owns and operates a high-quality, newer-vintage portfolio of predominantly single-tenant industrial and office properties. These assets are generally leased to creditworthy tenants under long-term net lease agreements with contractual rent escalations. Our wholly-owned portfolio contains properties with key characteristics, including difficult-to-replicate locations and significant tenant investment in the building, which we believe make these properties more essential to the tenants. We conduct all of our business through our operating partnership, with our operating partnership, directly and indirectly through subsidiaries, owning all of our assets and liabilities.
Our principal executive offices are located at 1520 E. Grand Ave., El Segundo, California 90245, and our telephone number is (310) 606-3200. Our website is www.pkst.com. Information contained in or that can be accessed through our website is not part of, and is not incorporated by reference into, this prospectus or any applicable prospectus supplement. The foregoing information about us is only a general summary and is not intended to be comprehensive. For additional information about us, you should refer to the information under “Where You Can Find More Information; Incorporation by Reference” in this prospectus.

RISK FACTORS
Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. Before deciding whether to invest in our securities, you should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section entitled “Cautionary Note Regarding Forward-Looking Statements” included in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

GUARANTOR DISCLOSURES
Pursuant to Rule 3-10 of Regulation S-X, subsidiary issuers of obligations guaranteed by the parent are not required to provide separate financial statements, provided that the parent guarantee is “full and unconditional,” the subsidiary obligor is consolidated into the parent company’s consolidated financial statements and, subject to certain exceptions as set forth below, the alternative disclosure required by Rule 13-01 is provided, which includes narrative disclosure and summarized financial information. Peakstone Realty Trust and our operating partnership have filed this prospectus with the SEC registering, among other securities, debt securities of our operating partnership, which will be fully and unconditionally guaranteed by Peakstone Realty Trust. Peakstone Realty Trust conducts its operations through our operating partnership and our operating partnership is consolidated into Peakstone Realty Trust’s consolidated financial statements. Accordingly, separate consolidated financial statements of our operating partnership have not been presented.
As permitted under Rule 13-01 of Regulation S-X, we have excluded the summarized financial information for our operating partnership because the Company and our operating partnership have no material assets, liabilities or operations other than debt financing activities and their investments in non-guarantor subsidiaries, and management believes such summarized financial information would be repetitive and would not provide incremental value to investors.

USE OF PROCEEDS
Unless we indicate otherwise in the applicable prospectus supplement, we intend to contribute the net proceeds from any sale of offered securities by us to our operating partnership. Our operating partnership will use the net proceeds from us or from any sale of securities offered by it as set forth in the applicable prospectus supplement. We will not receive any of the proceeds from the sale of common shares being offered by any selling securityholders.

DESCRIPTION OF CAPITAL SHARES OF BENEFICIAL INTEREST
The following description of our capital shares is not complete and may not contain all the information you should consider before investing in our capital shares. This description is summarized from, and qualified in its entirety by reference to, our Declaration of Trust, as amended (our “declaration of trust”), and Second Amended and Restated Bylaws, as amended (our “bylaws”), which have been publicly filed with the SEC. See “Where You Can Find More Information; Incorporation by Reference.”
Description of Shares
Our declaration of trust authorizes us to issue up to 1,000,000,000 shares of beneficial interest, of which 800,000,000 shares are designated as common shares at $0.001 par value per share and 200,000,000 shares are designated as preferred shares at $0.001 par value per share. Our Board of Trustees (the “Board”), with the approval of a majority of the trustees and without any action by our shareholders, may amend our declaration of trust to increase or decrease the aggregate number of our authorized shares or the number of shares of any class or series that we have authority to issue. As of August 8, 2023, there were 35,978,022 common shares issued and outstanding and no preferred shares issued and outstanding.
Our declaration of trust also contains a provision permitting our Board, with the approval of a majority of the trustees and without any action by our shareholders, to classify or reclassify any unissued common share or preferred share into one or more classes or series by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions or other distributions, qualifications, or terms or conditions of redemption of any new class or series of shares, subject to certain restrictions, including the express terms of any class or series of shares outstanding at the time. We believe that the power to classify or reclassify unissued shares and thereafter issue the classified or reclassified shares provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise.
Our declaration of trust and our bylaws contain certain provisions that could make it more difficult to acquire control of our Company by means of a tender offer, a proxy contest or otherwise. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of our Company to first negotiate with our Board.
Common Shares
Subject to any preferential rights of any other class or series of shares and to the provisions of our declaration of trust regarding the restriction on the transfer of common shares, the holders of common shares are entitled to such distributions as may be authorized from time to time by our Board out of legally available funds and declared by us and will be entitled to share ratably in assets legally available for distribution to our shareholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all of its known debts and liabilities.
Upon issuance for full payment, all common shares issued will be fully paid and non-assessable. Holders of common shares will not have preemptive rights, which means that they will not have an automatic option to purchase any new shares that we issue. Each common share is entitled to one vote on each matter submitted to a vote at a meeting of our shareholders.
Our declaration of trust does not provide for cumulative voting in the election of our trustees and our trustees will be elected by a plurality of all votes cast at a meeting of shareholders.
Preferred Shares
Our declaration of trust authorizes our Board to designate and issue one or more classes or series of preferred shares without shareholder approval and to set the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of each such class or series. Because our Board has the power to establish the preferences and rights of each class or series of preferred shares, it may afford the holders of any series or class of preferred shares preferences, powers, and rights senior to the rights of holders of common shares. Payment of any distribution preferences of outstanding preferred shares would reduce the amount of funds available for the payment of distributions on the common shares. Further, holders of preferred shares are normally entitled to receive a preference payment in the event we liquidate, dissolve, or wind up before any payment is made to the common shareholders, likely reducing the amount common shareholders would otherwise receive upon such an occurrence.
When we offer to sell a particular class or series of preferred shares, we will describe the specific terms of the class or series in a prospectus supplement. Accordingly, for a description of the terms of any class or series of preferred shares, you must refer to both the prospectus supplement relating to that class or series and the description of shares in the prospectus supplement.
Restrictions on Ownership and Transfer
In order for us to continue to qualify as a REIT under the Internal Revenue Code of 1986, as amended (“Code”), we must meet the following criteria regarding our shareholders’ ownership of our shares:
•
five or fewer individuals (as defined in the Code to include certain tax exempt organizations and trusts) may not own, directly or indirectly, more than 50% in value of our outstanding shares during the last half of a taxable year; and

•	100 or more persons must beneficially own our shares during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year.
We may prohibit certain acquisitions and transfers of shares so as to ensure our continued qualification as a REIT. However, we cannot assure our shareholders that this prohibition will be effective. Because we believe it is essential for us to continue to qualify as a REIT, our declaration of trust provides (subject to certain exceptions) that no shareholder may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% (in value or in number, whichever is more restrictive, as determined by our Board) of our common shares or more than 9.8% of the value (as determined by our Board) of the aggregate of our outstanding shares.
Our Board, in its sole and absolute discretion, may exempt, prospectively or retroactively, a particular shareholder from either or both of the ownership limits or establish a different limit on ownership (the “excepted holder limit”) if our Board determines that:
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no person’s beneficial or constructive ownership of our shares will result in our being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise failing to qualify to be taxed as a REIT; and

•
such shareholder does not and represents that it will not own, actually or constructively, an interest in a tenant of ours (or a tenant of any entity owned or controlled by us) that would cause us to own, actually or constructively, more than a 9.9% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant (or our Board determines that revenue derived from such tenant will not affect our ability to qualify to be taxed as a REIT).

Any violation or attempted violation of the representations or undertakings discussed above will result in such shareholder’s shares being automatically transferred to a charitable trust. As a condition of granting the waiver or establishing the excepted holder limit, our Board may require an opinion of counsel or a ruling from the Internal Revenue Service, in either case in form and substance satisfactory to our Board, in its sole and discretion, in order to determine or ensure our qualification as a REIT and such representations and undertakings from the person requesting the exception as the Board may require in its sole discretion to make the determinations above. Our Board may impose such conditions or restrictions as it deems appropriate in connection with granting such a waiver or establishing an excepted holder limit.
At any time, our Board may from time to time increase or decrease the ownership limits for all other persons, unless, after giving effect to such increase, five or fewer individuals could beneficially own, in the aggregate, more than 49.9% in value of our outstanding shares or we would otherwise fail to qualify as a REIT. A reduced ownership limit will not apply to any person whose percentage ownership of common shares or all shares, as applicable, of ours is, at the effective time of such reduction, in excess of such decreased ownership limit until such time as such person’s percentage ownership, equals or falls below the decreased ownership limit, but any further acquisition of shares will violate the decreased ownership limit.
Additionally, our declaration of trust further prohibits the transfer or issuance of our shares if such transfer or issuance:

•	with respect to transfers only, results in our common shares being owned by fewer than 100 persons;
•	resulting in our being “closely held” within the meaning of Section 856(h) of the Code; or
•	otherwise results in our disqualification as a REIT.
Any attempted transfer of our shares which, if effective, would result in our shares being owned by fewer than 100 persons will be null and void. In the event of any attempted transfer of our shares which, if effective, would result in (1) violation of the ownership limits discussed above, (2) in our being “closely held” under Section 856(h) of the Code, or (3) our otherwise failing to qualify as a REIT, then the number of shares causing the violation (rounded to the nearest whole share) will be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in the shares. Such shares held in trust will remain issued and outstanding shares and will be entitled to the same rights and privileges as all other shares of the same class or series. The trustee of the beneficial trust, as holder of the shares, will be entitled to receive all distributions authorized by our Board on such securities for the benefit of the charitable beneficiary. Our declaration of trust further entitles the trustee of the beneficial trust to vote all shares held in trust.
Within 20 days of receiving notice from us of the transfer of shares to the trust, the trustee of the beneficial trust may select a transferee to whom the shares may be sold as long as such sale does not violate the 9.8% ownership limits or the other restrictions on transfer. Upon sale of the shares held in trust, the intended transferee (the transferee of the shares held in trust whose ownership would violate the 9.8% ownership limits or the other restrictions on transfer) will receive from the trustee of the beneficial trust the lesser of such sale proceeds or the price per share the intended transferee paid for the shares (or, in the case of a gift or devise to the intended transferee, the price per share equal to the market value per share on the date of the transfer to the intended transferee). The trustee of the beneficial trust will distribute to the charitable beneficiary any amount the trustee receives in excess of the amount to be paid to the intended transferee.
In addition, we have the right to purchase any shares held in trust at the lesser of (1) the price per share paid in the transfer that created the shares held in trust (or, in the case of a devise or gift, the market price at the time of the devise or gift), or (2) the market price at the time our Company accepts such offer, until the shares held in trust are sold by the trustee of the beneficial trust. An intended transferee must pay, upon demand, to the trustee of the beneficial trust (for the benefit of the beneficial trust) the amount of any distribution we pay to an intended transferee on shares held in trust prior to our discovery that such shares have been transferred in violation of the provisions of our declaration of trust. If any legal decision, statute, rule, or regulation deems or declares the transfer restrictions included in our declaration of trust to be void or invalid, then we may, at our option, deem the intended transferee of any shares held in trust to have acted as an agent on our behalf in acquiring such shares and to hold such shares on our behalf.
Any person who acquires or attempts or intends to acquire shares in violation of the foregoing ownership restriction or who would have owned shares that resulted in a transfer to a charitable trust is required to immediately give us written notice of such event or, in the case of such a proposed or attempted transaction, give us at least 15 days’ written notice prior to such transaction. Such persons must provide to us such other information as we may request in order to determine the effect, if any, of such transfer on our qualification as a REIT. The foregoing restrictions will continue to apply until our Board determines it is no longer in our best interest to continue to qualify as a REIT.
The ownership restriction does not apply to the underwriter in a public offering of shares or to a person or persons so exempted from the ownership limit by our Board based upon appropriate assurances that our qualification as a REIT is not jeopardized. Any person who owns 5% or more of the outstanding shares during any taxable year will be asked to deliver, within 30 days after the end of each taxable year, a statement or affidavit setting forth the number of shares beneficially owned, directly or indirectly, and a description of the manner in which such shares are held.
Distribution Policy
Any distributions to holders of common shares are paid in a specific amount and for holders as of a specified record date. Distributions may be funded with operating cash flow from our properties, offering proceeds raised in any future offerings, from debt proceeds or a combination thereof. Because substantially all of our operations will be performed indirectly through our operating partnership, our ability to pay distributions depends in large part on our operating partnership’s ability to pay distributions to its partners, including to us. In the event we do not have enough cash from operations to fund the distributions, we may borrow, issue additional securities or sell assets in order to fund the distributions. We are not prohibited from undertaking such activities by our declaration of trust, our bylaws or investment policies. To the extent that we do not have taxable income, distributions paid will be considered a return of capital to shareholders.
Subject to the preferential rights, if any, of holders of any other class or series of our shares outstanding, distributions will be authorized at the discretion of our Board and declared by us, which will be directed, in substantial part, by its obligation to cause us to comply with the REIT requirements of the Code. Our Board may increase, decrease or eliminate the distribution rate that is being paid at any time.
To continue to qualify as a REIT, we generally must distribute to our shareholders at least 90% of our taxable income each year, determined without regard to the deduction for dividends paid and excluding capital gains. Our trustees may authorize distributions in excess of this percentage as they deem appropriate.
Registration Rights Agreement
In connection with our merger with Griffin Capital Essential Asset REIT, Inc. (“EA-1”), we assumed, as the successor of EA-1 and its operating partnership, a registration rights agreement (the “Original Registration Rights Agreement”) dated December 14, 2018, among EA-1, its operating partnership and Griffin Capital, LLC (“GC LLC”). On August 2, 2023, Peakstone Realty Trust, PKST OP, L.P. and GC LLC entered into an amended and restated registration rights agreement (the “Amended and Restated Registration Rights Agreement”), which amended certain terms of the Original Registration Rights Agreement. Pursuant to the Amended and Restated Registration Rights Agreement, GC LLC (or certain affiliated successor holders) has the right to request that we register for resale, under the Securities Act, our common shares issued or issuable to such holder and GC LLC has the right to request that we register for resale, under the Securities Act, our common shares issued or issuable to certain successor holders. The Amended and Restated Registration Rights Agreement also grants GC LLC (or certain affiliated successor holders) certain “piggyback” registration rights related to certain registered offerings of our common shares.
Transfer Agent
The transfer agent and registrar for our common shares is Computershare Trust Company, N.A.

DESCRIPTION OF DEBT SECURITIES AND RELATED GUARANTEES
As used in this “Description of Debt Securities and Related Guarantees,” references to “we,” “our,” or “us” refer either to Peakstone Realty Trust or PKST OP, L.P., as the case may be, as the issuer of the applicable series of debt securities and not to any subsidiaries, unless otherwise expressly stated or the context otherwise requires.
The following description, together with the additional information we include in any applicable prospectus supplement or free writing prospectus, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus, including the terms of any related guarantees. We will also indicate in the prospectus supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.
We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.
The debt securities will be issued under an indenture between us and U.S. Bank Trust Company, National Association, as trustee. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement of which this prospectus is a part and you should read the indenture and debt securities carefully for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.
General
The terms of each series of debt securities will be established by or pursuant to a resolution of the Board, in its own capacity (with respect to debt securities of Peakstone Realty Trust) or in its capacity as the general partner of PKST OP, L.P. (with respect to debt securities of PKST OP, L.P.) and set forth or determined in the manner provided in a resolution of the Board, in an officer’s certificate or by a supplemental indenture. (Section 2.2) The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).
We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. (Section 2.1) We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:
•	whether the issuer of the debt securities is Peakstone Realty Trust or PKST OP, L.P.;
•	the title and ranking of the debt securities (including the terms of any subordination provisions);
•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;
•	any limit on the aggregate principal amount of the debt securities;
•	the date or dates on which the principal of the securities of the series is payable;
•
the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•
the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;
•
any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and in the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•
the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;
•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;
•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;
•
the currency of denomination of the debt securities, which may be United States Dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

•	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;
•
if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•
the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities or any guarantees;
•
any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;
•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;
•
the provisions, if any, relating to conversion or exchange of any debt securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;

•
any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and

•
whether the debt securities are entitled to the benefits of the guarantee of any guarantor, and whether any such guarantee is made on a senior or subordinated basis and, if applicable, a description of the subordination terms of any such guarantee. (Section 2.2)

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.
If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.
Transfer and Exchange
Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, or the Depositary, or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.
Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. (Section 2.4) No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange. (Section 2.7)
You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.
Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary. Please see “Global Securities.”
Covenants
We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities. (Article IV)
No Protection in the Event of a Change of Control
Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.
Consolidation, Merger and Sale of Assets
We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person (a “successor person”) unless:
•
we are the surviving entity or the successor person (if other than Peakstone Realty Trust or PKST OP, L.P.) is a corporation, partnership, trust or other entity organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and

•	immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.
Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us. (Section 5.1)
Guarantees
Unless otherwise described in the applicable prospectus supplement, the debt securities issued by PKST OP, L.P. will be fully and unconditionally guaranteed by Peakstone Realty Trust. These guarantees will be joint and several obligations of the guarantor. If a series of debt securities is so guaranteed, an indenture, or a supplemental indenture thereto, will be executed by the guarantor. The obligations of the guarantor under the guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance under applicable law. The terms of the guarantee will be set forth in the applicable prospectus supplement.
Events of Default
“Event of Default” means with respect to any series of debt securities, any of the following:
•
default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	default in the payment of principal of any security of that series at its maturity;
•
default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or us, and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

•	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of us, or any guarantor;
•	any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement. (Section 6.1)
No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. (Section 6.1) The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.
We will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof. (Section 6.1)
If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. (Section 6.2) We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.
The indenture provides that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right or power. (Section 7.1(e)) Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. (Section 6.12)
No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:
•	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and
•
the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days. (Section 6.7)

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment. (Section 6.8)
The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. (Section 4.3) If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each Securityholder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities. (Section 7.5)
Modification and Waiver
We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:
•	to cure any ambiguity, defect or inconsistency;
•	to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;
•	to provide for uncertificated securities in addition to or in place of certificated securities;
•	to add guarantees with respect to debt securities of any series or secure debt securities of any series;
•
providing for the assumption by a successor corporation of a guarantor of applicable covenants therein, and adding guarantors or co-obligors or to release guarantors from their guarantees with respect to the debt securities of any series;

•	to surrender any of our rights or powers under the indenture;

•	to add covenants or events of default for the benefit of the holders of debt securities of any series;
•	to comply with the applicable procedures of the applicable depositary;
•	to make any change that does not adversely affect the rights of any holder of debt securities;
•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;
•
to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act. (Section 9.1)
We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:
•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;
•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;
•
reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;
•
waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;
•
make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments;

•	waive a redemption payment with respect to any debt security; or
•
if the debt securities are entitled to the benefit of a guarantee, release any guarantor of such debt securities other than as provided in the indenture or modify the guarantee in any manner adverse to the holders of such debt securities. (Section 9.3)

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. (Section 9.2) The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration. (Section 6.13)
Defeasance of Debt Securities and Certain Covenants in Certain Circumstances
Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.
This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred. (Section 8.3)
Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:
•
we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

•	any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).
The conditions include:
•
depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

•
delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred. (Section 8.4)

No Personal Liability of Trustees, Officers, Employees or Securityholders
None of our past, present or future trustees, officers, employees or securityholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.
Governing Law
The indenture, the debt securities and any guarantees, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.

The indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby.
The indenture will provide that any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and we, the trustee and the holder of the debt securities (by their acceptance of the debt securities) irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The indenture will further provide that service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court. The indenture will further provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum. (Section 10.10)
DESCRIPTION OF OTHER SECURITIES
We will set forth in the applicable prospectus supplement a description of any depositary shares, warrants, purchase contracts or units issued by us that may be offered and sold pursuant to this prospectus.

GLOBAL SECURITIES
Book-Entry, Delivery and Form
Unless we indicate differently in any applicable prospectus supplement or free writing prospectus, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary, or DTC, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.
DTC has advised us that it is:
•	a limited-purpose trust company organized under the New York Banking Law;
•	a “banking organization” within the meaning of the New York Banking Law;
•	a member of the Federal Reserve System;
•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and
•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.
DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.
Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.
To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.
So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.
Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.
Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.
So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below and unless if otherwise provided in the description of the applicable securities herein or in the applicable prospectus supplement, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.
Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.
Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.
The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.
DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.
As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:
•
DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•	we determine, in our sole discretion, not to have such securities represented by one or more global securities; or
•	an Event of Default has occurred and is continuing with respect to such series of securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.
Euroclear and Clearstream
If so provided in the applicable prospectus supplement, you may hold interests in a global security through Clearstream Banking S.A., which we refer to as “Clearstream,” or Euroclear Bank S.A./N.V., as operator of the Euroclear System, which we refer to as “Euroclear,” either directly if you are a participant in Clearstream or Euroclear or indirectly through organizations which are participants in Clearstream or Euroclear. Clearstream and Euroclear will hold interests on behalf of their respective participants through customers’ securities accounts in the names of Clearstream and Euroclear, respectively, on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in such depositaries’ names on DTC’s books.
Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.
Payments, deliveries, transfers, exchanges, notices and other matters relating to beneficial interests in global securities owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, are also subject to DTC’s rules and procedures.
Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers and other transactions involving any beneficial interests in global securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.
Cross-market transfers between participants in DTC, on the one hand, and participants in Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with the DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective U.S. depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global securities through DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement. Participants in Euroclear or Clearstream may not deliver instructions directly to their respective U.S. depositaries.
Due to time zone differences, the securities accounts of a participant in Euroclear or Clearstream purchasing an interest in a global security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant participant in Euroclear or Clearstream, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a participant in Euroclear or Clearstream to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.
Other
The information in this section of this prospectus concerning DTC, Clearstream, Euroclear and their respective book-entry systems has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Clearstream and Euroclear are solely within the control of those organizations and could change at any time. Neither we nor the trustee nor any agent of ours or of the trustee has any control over those entities and none of us takes any responsibility for their activities. You are urged to contact DTC,

Clearstream and Euroclear or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Clearstream and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor any agent of ours will have any responsibility for the performance or nonperformance by DTC, Clearstream and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.

SELLING SECURITYHOLDERS
Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act that are incorporated by reference.

MATERIAL PROVISIONS OF MARYLAND LAW AND PEAKSTONE’S
DECLARATION OF TRUST AND BYLAWS
The following summary of certain provisions of Maryland law and of our declaration of trust and bylaws does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and our declaration of trust and bylaws, which have been publicly filed with the SEC. See “Where You Can Find More Information; Incorporation by Reference.”
Our Board
Our declaration of trust provides that the initial number of trustees shall be eight, which number may be increased or decreased from time to time in accordance with our bylaws. Our bylaws provide that the number of our trustees may not be fewer than the minimum number required under the Maryland REIT Law or more than 15. Because our Board has the power to amend our bylaws, it could modify the bylaws to change that range. Subject to the terms of any class or series of preferred shares, vacancies on our Board may be filled only by a majority of the remaining trustees, even if the remaining trustees do not constitute a quorum. Any trustee elected to fill a vacancy will hold office for the remainder of the full term of the trusteeship in which the vacancy occurred and until his or her successor is duly elected and qualifies. As of the date of this prospectus, our board is composed of five trustees.
Except as may be provided with respect to any class or series of our shares, at each annual meeting of our shareholders, each of our trustees will be elected by our common shareholders to serve until the next annual meeting of our shareholders and until his or her successor is duly elected and qualifies. A plurality of the votes cast in the election of trustees is sufficient to elect a trustee, and holders of common shares will have no right to cumulative voting in the election of trustees.
Removal of Trustees
Our declaration of trust provides that, subject to the rights of holders of any class or series of preferred shares, a trustee may be removed, but only for cause and then only by the affirmative vote of a majority of the votes entitled to be cast generally in the election of trustees. “Cause” is defined as a conviction of a felony or a final judgment of a court of competent jurisdiction holding that such trustee caused demonstrable, material harm to us through bad faith or active and deliberate dishonesty.
Meetings of Shareholders
Pursuant to our declaration of trust and bylaws, a meeting of our shareholders for the purpose of the election of trustees and the transaction of any business will be held annually on a date and at the time and place set by our Board. In addition, our chairman, chief executive officer, president or a majority of our Board may call a special meeting of our shareholders. Subject to the provisions of our declaration of trust and bylaws, a special meeting of our shareholders will also be called by our secretary upon the written request of the shareholders entitled to cast a majority of all the votes entitled to be cast at the meeting accompanied by the information required by our bylaws. Our secretary will inform the requesting shareholders of the reasonably estimated cost of preparing and delivering the notice of meeting (including our proxy materials), and the requesting shareholders must pay such estimated cost before our secretary is required to prepare and deliver the notice of the special meeting. Only the matters set forth in the notice of any special meeting may be considered and acted upon at such meeting.
Advance Notice of Trustee Nominations and New Business
Our bylaws provide that nominations of individuals for election as trustees and proposals of business to be considered by shareholders at any annual meeting may be made only (1) pursuant to notice of the meeting, (2) by or at the direction of our Board or (3) by any shareholder who was a shareholder of record at the time of giving the notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each of the individuals so nominated or on such other proposed business and who has complied with the advance notice procedures of our bylaws. Shareholders generally must provide notice to our secretary not earlier than the 150th day or later than the close of business on the 120th day before the first anniversary of the date of our proxy statement for the preceding year’s annual meeting.

Only the business specified in the notice of the meeting may be brought before a special meeting of our shareholders. Nominations of individuals for election as trustees at a special meeting of shareholders may be made only (1) by or at the direction of our Board or (2) if the special meeting has been called in accordance with our bylaws for the purpose of electing trustees, by a shareholder who is a shareholder of record both at the time of giving the notice required by our bylaws and at the time of the special meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice procedures of our bylaws. Shareholders generally must provide notice to our secretary not earlier than the 120th day before such special meeting or later than the later of the close of business on the 90th day before the special meeting or the tenth day after the first public announcement of the date of the special meeting and the nominees of our Board to be elected at the meeting.
A shareholder’s notice must contain certain information specified by our bylaws about the shareholder, its affiliates and any proposed business or nominee for election as a trustee, including information about the economic interest of the shareholder, its affiliates and any proposed nominee.
Approval of Extraordinary REIT Action; Amendment of Declaration of Trust and Bylaws
Under Maryland law, a Maryland real estate investment trust generally cannot dissolve, amend its declaration of trust or merge with or convert into another entity, unless the action is advised by its board of trustees and approved by the affirmative vote of shareholders holding at least two-thirds of the shares entitled to vote on the matter. However, a Maryland real estate investment trust may provide in its declaration of trust for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Except for certain amendments described in our declaration of trust that require only approval by our Board, our declaration of trust provides for approval of any of these matters by the affirmative vote of not less than a majority of all of the votes entitled to be cast on such matters. Under the declaration of trust, subject to the provisions of any class or series of shares of beneficial interest then outstanding and any mandatory provisions of applicable law, shareholders are only entitled to vote on (1) the election or removal of trustees, (2) certain amendments to the declaration of trust, (3) a merger or consolidation of the Company into another entity and (4) such other matters as the Board directs be submitted to shareholders for approval or ratification. Accordingly, shareholders are not entitled to vote on the liquidation or dissolution of the Company, unless the Board determines otherwise.
Our Board has the power to adopt, alter or repeal any provision of our bylaws and to make new bylaws. In addition, shareholders may alter, amend or repeal any provision of our bylaws and adopt new bylaws with the approval by a majority of the votes entitled to be cast on the matter.
Shareholder Liability
Maryland law provides that shareholders generally are not personally liable for our debts or obligations solely as a result of their status as shareholders.
Business Combinations
Under certain provisions of the Maryland General Corporation Law (“MGCL”) that are applicable to Maryland real estate investment trusts, certain business combinations between a Maryland real estate investment trust and an interested shareholder or an affiliate of an interested shareholder are prohibited for five years after the most recent date on which the interested shareholder becomes an interested shareholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested shareholder is defined as:
•	any person who beneficially owns 10% or more of the voting power of the real estate investment trust’s outstanding voting shares; or
•
an affiliate or associate of the real estate investment trust who, at any time within the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding voting shares of the real estate investment trust.

A person is not an interested shareholder under the statute if our Board approved in advance the transaction by which such person otherwise would have become an interested shareholder. However, in approving a transaction, our Board may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by our Board.

After the five-year prohibition, any business combination between the Maryland real estate investment trust and an interested shareholder generally must be recommended by the board of trustees of the real estate investment trust and approved by the affirmative vote of at least:
•	80% of the votes entitled to be cast by holders of outstanding shares of voting shares of the real estate investment trust; and
•
two-thirds of the votes entitled to be cast by holders of voting shares of the real estate investment trust other than shares held by the interested shareholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested shareholder.

These super-majority voting requirements do not apply if the real estate investment trust’s common shareholders receive a minimum price, as defined in the MGCL, for their shares in the form of cash or other consideration in the same form as previously paid by the interested shareholder for its shares.
The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of trustees before the time that the interested shareholder becomes an interested shareholder. As permitted by the statute, we have elected by resolution of our Board to opt out of the business combination act. However, we cannot assure you that our Board will not opt to be subject to such provisions in the future.
Control Share Acquisitions
The MGCL provides with regards to Maryland real estate investment trusts that the holder of control shares of a Maryland real estate investment trust acquired in a control share acquisition has no voting rights except to the extent approved by a vote of shareholders entitled to cast two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiring person, or by officers or by trustees who are our employees, are excluded from shares entitled to vote on the matter.
“Control shares” are voting shares which, if aggregated with all other voting shares owned by an acquiring person or shares for which the acquiring person is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiring person to exercise voting power in electing trustees within one of the following ranges of voting power:
•	one-tenth or more but less than one-third;
•	one-third or more but less than a majority; or
•	a majority or more of all voting power.
Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval. A control share acquisition occurs when, subject to some exceptions, a person directly or indirectly acquires ownership or the power to direct the exercise of voting power (except solely by virtue of a revocable proxy) of issued and outstanding control shares. A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions, including an undertaking to pay expenses, may compel our Board to call a special meeting of our shareholders to be held within 50 days of a demand to consider the voting rights of the control shares. If no request for a meeting is made, we may present the question at any shareholders’ meeting.
If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, we may redeem any or all of the control shares (except those for which voting rights have been previously approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or, if a meeting of shareholders is held at which the voting rights of such shares are considered and not approved, as of the date of the meeting. If voting rights for control shares are approved at a shareholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

The control share acquisition statute does not apply to (1) shares acquired directly from the Company, (2) shares acquired in a merger, consolidation, or share exchange if we are a party to the transaction or (3) to acquisitions approved or exempted by our declaration of trust or our bylaws.
Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our common shares. There can be no assurance that this provision will not be amended or eliminated at any time in the future.
Subtitle 8
Subtitle 8 of Title 3 of the MGCL permits a Maryland real estate investment trust with a class of equity securities registered under the Exchange Act and at least three independent trustees to elect to be subject, by provision in its declaration of trust or bylaws or a resolution of its board of trustees and notwithstanding any contrary provision in the declaration of trust or bylaws, to any or all of the following five provisions:
•	a classified board;
•	a two-thirds vote requirement for removing a trustee;
•	a requirement that the number of trustees be fixed only by vote of the trustees;
•	a requirement that a vacancy on the board of trustees be filled only by the remaining trustees and for the remainder of the full term of the class of trustees in which the vacancy occurred; and
•	a majority requirement for the calling of a special meeting of shareholders.
We have elected by a provision in our declaration of trust to be subject to the provisions of Subtitle 8 relating to the filling of vacancies on our Board. Through provisions in the declaration of trust and bylaws unrelated to Subtitle 8, we (i) vest in our Board the exclusive power to fix the number of trusteeships and (ii) require, unless called by our chairman, chief executive officer, president or a majority of our Board, the written request of shareholders entitled to cast a majority of all of the votes entitled to be cast at such a meeting to call a special meeting.
Limitation of Liability and Indemnification of Trustees and Officers
Maryland law permits a Maryland real estate investment trust to include in its declaration of trust a provision eliminating the liability of its trustees and officers to the real estate investment trust and its shareholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty that was established by a final judgment and was material to the cause of action. Our declaration of trust limits the liability of our trustees and officers for monetary damages to the maximum extent permitted under Maryland law.
Maryland law permits a Maryland real estate investment trust to indemnify and advance expenses to its trustees and officers to the same extent as permitted for directors and officers of Maryland corporations. The MGCL requires a Maryland corporation (unless its charter provides otherwise, which our declaration of trust does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:
•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;
•	the director or officer actually received an improper personal benefit in money, property or services; or
•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.
Under the MGCL, a Maryland corporation may not indemnify a director or officer in a suit by or on behalf of the corporation in which the director or officer was adjudged liable to the corporation or in a suit in which the director or officer was adjudged liable on the basis that personal benefit was improperly received. Nevertheless, a court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by or on behalf of the corporation, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.
In addition, the MGCL permits a Maryland corporation to advance reasonable expenses to a director or officer upon its receipt of:
•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and
•
a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

Our declaration of trust requires us, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:
•	any present or former trustee or officer; or
•
any individual who, while a trustee and at our request, serves or has served as a director, trustee, officer, member, manager, partner or trustee of another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her service in any of these capacities. Our declaration of trust also permits us to indemnify and advance expenses to any employee or agent of ours or a predecessor of ours. The former directors and officers of EA-1 also have indemnification agreements that we previously assumed for claims relating to such person’s status as a former director or officer of EA-1.
Exclusive Forum
Our bylaws provide that, to the fullest extent permitted by law, unless we consent in writing to the selection of an alternative forum, the sole and exclusive forum for (1) any Internal Corporate Claim, as such term is defined in the MGCL, (2) any derivative action or proceeding brought in our right or on our behalf, (3) any action asserting a claim of breach by any trustee, officer, other employee or agent of ours of any duty owed to us or our shareholders, (4) any action asserting a claim against us or any trustee, officer, other employee or agent of ours arising pursuant to any provision of the Maryland REIT Law or our declaration of trust or bylaws or (5) any action asserting a claim governed by the internal affairs doctrine shall be the Circuit Court for Baltimore City, Maryland, or, if that court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division. Our bylaws also provide that, to the fullest extent permitted by law, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933.
REIT Qualification
Our declaration of trust provides that our Board may revoke or otherwise terminate our REIT election, without approval of our shareholders, if it determines that it is no longer in our best interest to attempt to, or continue to, qualify as a REIT. Our declaration of trust also provides that our Board may determine that compliance with any restriction or limitation on ownership and transfer of our shares contained in our declaration of trust is no longer required for us to qualify as a REIT.

DESCRIPTION OF MATERIAL PROVISIONS OF
THE PARTNERSHIP AGREEMENT OF PKST OP, L.P.
The following is a summary of certain terms and provisions of the Eighth Amended and Restated Limited Partnership Agreement of the operating partnership (together with any subsequent amendments, supplements or restatements thereof, the “partnership agreement”). The following description does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the partnership agreement. For more detail, you should refer to the partnership agreement itself, which is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. As used in this “Description of Material Provisions of the Partnership Agreement of PKST OP, L.P.,” references to the “Company,” “we,” “us,” “our,” or the “general partner” refer solely to Peakstone Realty Trust, in its capacity as the general partner of our operating partnership, and not to any of its subsidiaries, unless otherwise expressly stated or the context otherwise requires, and reference to “common shares” refer solely to the common shares at $0.001 par value per share of the Company.
Partnership Interests
Partnership interests held by the operating partnerships’ limited partners (which we refer to as “limited partnership interests”) are denominated in units of partnership interest. Currently there are two separate classes of limited partnership interest, “common units” and “LTIP units,” and additional units of limited partnership interest may be authorized subject to certain limitations, including “preferred units” (collectively, the “limited partnership units”). As of August 8, 2023, there were 35,978,002 common units issued and outstanding, no LTIP units issued and outstanding and no preferred units issued and outstanding.
Management
Pursuant to the partnership agreement, we, as the general partner, have full, complete and exclusive discretion in the management and control of the business of our operating partnership, and will make all decisions affecting the business and assets of our operating partnership including the ability to cause the partnership to enter into certain major transactions, including acquisitions, developments and dispositions of assets, borrowings and refinancings of existing indebtedness, and the merger, consolidation, or other combination of our operating partnership with or into another person. No limited partner (other than us in our capacity as general partner) may participate in the management or control of the business of our operating partnership.
We may not be removed as general partner of the partnership. Upon our bankruptcy or dissolution, the limited partnership shall be dissolved automatically unless, within 90 days after the bankruptcy or dissolution, a majority in interest of the remaining partners consent in writing to continue the business of the partnership and to the appointment of a substitute general partner.
Fiduciary Responsibilities
We, as the general partner, will not be in breach of any duty that we may owe to the limited partners or to our operating partnership or any other person under the partnership agreement or of any duty stated or implied by law or equity provided that we, acting in good faith, abide by the terms of the partnership agreement. The partnership agreement expressly acknowledges that we, as the general partner, act on behalf of our operating partnership, ourself and our shareholders collectively, and that we are under no obligation to consider the separate interests of the limited partners (including, without limitation, the tax consequences to such limited partners) in deciding whether to cause our operating partnership to take (or decline to take) any actions. The partnership agreement further provides that in the event of a conflict between the interests of our shareholders on one hand and the limited partners on the other, we will endeavor in good faith to resolve the conflict in a manner not adverse to either our shareholders or the limited partners; provided, however, that for so long as we directly own a controlling interest in our operating partnership, any such conflict that we, in our sole and absolute discretion, determine cannot be resolved in a manner not adverse to either our shareholders or the limited partner will be resolved in favor of our shareholders.
Transferability of Interests
General Partner
The partnership agreement provides that we may not transfer our interest as a general partner except in connection with a transaction permitted under the partnership agreement. We may not engage in any merger, consolidation or other combination with or into another person or sale of all or substantially all of our assets (other than in connection with a change in our state or incorporation or organization form) in each case which results in a change of control (each of which, a “Transaction”), unless: (i) we obtain the approval of the holders of a majority of the common units, (ii) as a result of such Transaction all limited partners receive for each common unit of each class an amount of cash, securities, or other property equal to the greatest amount of cash, securities or other property paid in the Transaction to a holder of one common share having the same class designation as that common unit in consideration of such common share, provided that if, in connection with the Transaction, a purchase, tender or exchange offer (each, an “Offer”) shall have been made to and accepted by the holders of more than 50% of the outstanding common shares, each holder of common units will be given the option to exchange its common units for the greatest amount of cash, securities, or other property which a limited partner would have received had it (A) exercised its Exchange Right (as defined below) and (B) sold, tendered or exchanged pursuant to the Offer the common shares received upon exercise of the Exchange Right immediately prior to the expiration of the Offer; or (iii) we are the surviving entity in the transaction and either (A) the holders of our common shares do not receive cash, securities, or other property in the Transaction or (B) all limited partners (other than us or any of our subsidiaries) receive an amount of cash, securities, or other property (expressed as an amount per common share) that is no less than the greatest amount of cash, securities, or other property (expressed as an amount per common share) received in the Transaction by any holder of common shares having the same class designation as the common units being exchanged.
Notwithstanding the foregoing, we may merge with or into or consolidate with another entity if immediately after such merger or consolidation (i) substantially all of the assets of the successor or surviving entity (the “Surviving General Partner”), other than partnership units held by us (in our capacity as a limited partner), are contributed, directly or indirectly, to our operating partnership as a capital contribution in exchange for partnership units with a fair market value equal to the value of the assets so contributed as determined by the Surviving General Partner in good faith and (ii) the Surviving General Partner expressly agrees to assume all of our obligations as the general partner, as appropriate, under the partnership agreement.
In addition, we may (i) transfer all or any portion of our general partnership interests to (A) a wholly-owned subsidiary or (B) the owners of all of our ownership interests, and (ii) engage in Transactions that are not required by law or by the rules of the NYSE, or such other securities exchange on which the common share may be listed, to be submitted to the vote of the holders of the common shares.
Limited Partners
The partnership agreement prohibits the transfer (including the sale, assignment, hypothecation, pledge or any other transfer) of all or any portion of the limited partnership units without our consent, which we may give or withhold in our sole discretion.
The partnership agreement contains other restrictions on transfer if, among other things, that transfer would adversely affect our ability to qualify as a REIT or would subject us to any additional taxes under the Code.
Capital Contributions
Generally, the limited partners will have no obligation or right to make any additional capital contributions or loans to our operating partnership. We, as the general partner, are not permitted to make any voluntary capital contributions to our operating partnership and are not entitled to acquire any interest in distributions by, or profits or losses of, the partnership. In connection with any and all issuances of common shares, we (in our capacity as a limited partner) will make capital contributions to our operating partnership of the proceeds received therefrom.
Exchange Right
Subject to certain requirements set forth in the partnership agreement and any agreement entered into between our operating partnership and a limited partner with respect to the common units held by such limited partner, each holder of common units (other than us or any of our wholly-owned subsidiaries) may exercise a redemption right to redeem all or a portion of the common units held by such limited partner, provided that such common units have been outstanding for at least one year, subject to certain limitations as set forth in the partnership agreement (the “Exchange Right”).
Unless we elect to purchase the common units, as described below, generally a limited partner exercising an Exchange Right will receive cash from our operating partnership in an amount equal to the value of an equivalent number of common shares as calculated pursuant to the partnership agreement and any applicable agreement entered into between our operating partnership and a limited partner with respect to the common units held by such limited partner (the “Cash Amount”). In lieu of a redemption of such common units for cash by our operating partnership, we, as general partner, may, in our sole and absolute discretion but subject to the restrictions on the ownership and transfer of our common shares set forth in our declaration of trust and described in the section entitled “Description of Capital Shares of Beneficial Interest—Restrictions on Ownership and Transfer” and certain limitations as set forth in the partnership agreement, elect to acquire the common units being redeemed in exchange for either the Cash Amount or an amount of common shares as calculated pursuant to the partnership agreement and any applicable agreement entered into between our operating partnership and a limited partner with respect to the common units held by such partner (the “REIT Share Amount”).
As of the date of this prospectus, we, as the general partner, intend to elect to acquire the common units redeemed by limited partners in exchange for the REIT Share Amount. However, pursuant to the terms of the partnership agreement, we, as general partner, may, in our sole and absolute discretion, determine not to purchase any redeemed common units for the REIT Share Amount, and instead purchase redeemed common units in exchange for the Cash Amount (in the absence of such election, our operating partnership would be required to redeem the units for the Cash Amount), as elected by us.
Issuance of Additional Partnership Interests
We, as general partner, are authorized to cause our operating partnership to issue additional partnership interests in the form of partnership units to its limited partners, including us and our affiliates, or other persons in our sole and absolute discretion, including, but not limited to, partnership units issued in connection with the issuance of common shares or of other interests in us. These limited partnership units may be issued in one or more classes or in one or more series of any class, with designations, preferences and relative, participating, optional or other special rights, powers and duties, including rights, powers and duties senior to any common units, as determined by us in our sole and absolute discretion without the approval of any limited partner, subject to Delaware law and the limitations described below.
No limited partnership interest may be issued to us (in our capacity as a limited partner) unless:
•
(i) the additional partnership interest are issued in connection with an issuance of common shares, or other interests in us , which shares or interests have designations, preferences and other rights, all such that the economic interests are substantially similar to the designations, preferences and other rights of the additional partnership interests issued to us (in our capacity as a limited partner) by our operating partnership in accordance with the terms of the partnership agreement and (ii) we (in our capacity as a limited partner) make a capital contribution to our operating partnership in an amount equal to the proceeds raised in connection with the issuance of such common shares or other interests in us;

•	the additional partnership interests are issued in exchange for property owned by us with a fair market value, as determined by us, in good faith, equal to the value of the partnership interests; or
•
additional partnership interests are issued to all partners holding partnership units or other partnership interests in the same class or series in proportion to their respective percentage interests in that class or series.

Distributions
The partnership agreement provides that our operating partnership will make cash distributions on a quarterly (or, at our election, more frequent) basis, in amounts determined by us in our sole and absolute discretion, in the following order:
•
first, to the holders of preferred units, if any, in such amounts as is required for our operating partnership to pay all distributions and any other amounts with respect to such preferred units accumulated, due or payable in accordance with the instruments designating such preferred units through the last day of such quarter or other distribution period (such distributions will be made to such limited partners in such order of priority and with such preferences as have been established with respect to such preferred units as of the last day of such quarter or other distribution period); and

•
then, to the holders of the common units, including us (in our capacity as a limited partner), in amounts proportionate to the partnership units held by the respective limited partners on the relevant record date, except that the amount distributed per partnership unit of any class may differ from the amount per partnership unit of another class on account of differences in class-specific expense allocations with respect to common shares as determined by our Board, as described in the partnership agreement.
Upon liquidation of our operating partnership, after payment of, or adequate provisions for, debts and obligations of the partnership, including any partner loans, any remaining assets of the partnership will be distributed to us and the other limited partners with positive capital accounts in accordance with the respective positive capital account balances of the partners.
Allocations
After giving effect to certain special allocations set forth in the partnership agreement, including the priority allocation with respect to preferred units, if any, the profits and losses of our operating partnership for each fiscal year generally will be allocated to us and the other limited partners as provided below.
Profits will be allocated:
•
first, to the limited partners holding preferred units (and if there are preferred units with different priorities in preference in distribution, then in the order of their preference in distribution) to the extent that losses previously allocated to such limited partners pursuant to the partnership agreement exceed profits previously allocated to such limited partners pursuant to the partnership agreement;

•
second, to the limited partners, in accordance with their respective percentage interests of the limited partners in our partnership interest, to the extent that losses previously allocated to the limited partners pursuant to the partnership agreement exceed profits previously allocated to the limited partners pursuant to the partnership agreement;

•
third, to those limited partners holding common units who have been allocated losses pursuant to the partnership agreement in excess of profits previously allocated to such limited partners pursuant to the partnership agreement (and as among such limited partners, in proportion to their respective excess amounts); and

•	fourth, to the limited partners in accordance with their respective percentage interests in common units.
Losses will be allocated:
•
first, to the limited partners holding common units in accordance with their respective percentage interests in common units, until the adjusted capital account (ignoring for this purpose any amounts a limited partner is obligated to contribute to the capital of our operating partnership or is deemed obligated to contribute pursuant to Regulations Section 1.704-1(b)(2)(ii)(c)(2)) of each limited partner is reduced to zero;

•
second, to the limited partners holding preferred units in accordance with each such limited partner’s respective percentage interests in the preferred units determined under the respective terms of the preferred units (and if there are preferred units with different priorities in preference in distribution, then in the reverse order of their preference in distribution), until the adjusted capital account (modified in the same manner described above) of each such holder is reduced to zero; and

•	third, to the limited partners, in accordance with their respective percentage interests.
Amendments
Amendments to the partnership agreement require our consent as the general partner. We, as the general partner, have the power, subject to certain exceptions, to amend the partnership agreement without the consent of the limited partners. However, the partnership agreement may not be amended without the consent of a majority in interest of the limited partners if such amendment would amend certain provisions of the partnership agreement, including the unit exchange right of the limited partners, the distribution rights of and allocations to the limited partners (except in connection with the issuance of additional partnership interests), and any amendment that would impose on the limited partners any obligation to make additional capital contributions to our operating partnership.

Liability of the General Partner; Exculpation and Indemnification
The partnership agreement provides that we, as general partner, will not be liable for monetary damages to our operating partnership or any of its partners for losses sustained or liabilities incurred as a result of errors in judgment or any act or omission if we, as general partner, acted in good faith.
In addition, the partnership agreement requires our operating partnership to indemnify us, as general partner, or a trustee, officer or employee of ours or our operating partnership and any other persons we may designate (each of which we refer to as an “indemnitee”) from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including reasonable legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of our operating partnership in which any indemnitee may be involved, or is threatened to be involved, as a party or otherwise.
No indemnitee may subject any partner of our operating partnership to personal liability with respect to this indemnification obligation as this indemnification obligation will be satisfied solely out of the assets of our operating partnership.
Tax Matters
We, as general partner, are our operating partnership’s partnership representative and, as such, have authority under the partnership agreement to make tax elections under the Code on our operating partnership’s behalf.
Term
The partnership shall continue until it is dissolved, whether upon (i) our bankruptcy or dissolution or withdrawal (unless the limited partners elect to continue the partnership), (ii) the exchange of all limited partnership interests (other than any limited partnership interests held by us or our affiliates) for our common shares or the securities of any other entity, or (iii) an election by us in our capacity as the general partner.
LTIP Units
Our operating partnership is authorized to issue a class of units of partnership interests designated as “LTIP units.” We, as general partner, may cause our operating partnership to issue LTIP units to persons who provide services to or for the benefit of our operating partnership. LTIP units may, in our sole discretion, be issued subject to vesting, forfeiture and additional restrictions on transfer pursuant to the terms of an award, vesting or other similar agreement (a “Vesting Agreement”).
Conversion Rights. Subject to certain restrictions, vested LTIP units are convertible at the option of the holder into common units. Holders of LTIP units do not have the right to convert unvested LTIP units into common units until they become vested. Our operating partnership, at any time at our election, may cause any number of vested LTIP units held by a holder of LTIP units to be converted (a “Forced Conversion”) into an equal number of common units, giving effect to all adjustments (if any) made pursuant to the partnership agreement; provided, that our operating partnership may not cause a Forced Conversion of any LTIP units that would not at the time be eligible for conversion at the option of the holder of such LTIP units pursuant to the partnership agreement.
Transfer. Subject to the terms of any Vesting Agreement, a holder of LTIP units is entitled to transfer his or her LTIP units to the same extent, and subject to the same restrictions of holders of common units are entitled to transfer their common units pursuant to the partnership agreement.
Voting Rights. Holders of LTIP units are entitled to vote together as a class with partners holding common units on all matters on which partners holding common units are entitled to vote or consent.
Ranking. LTIP units rank on parity with the common units in all respect, subject to the provisions of the partnership agreement.
Adjustment of LTIP Units. If our operating partnership takes certain actions, including making a distribution of units on all outstanding common units, combining or subdividing the outstanding common units into a different number of common units or reclassifying the outstanding common units, we must adjust the number of outstanding LTIP units or subdivide or combine outstanding LTIP units to maintain a one-for-one conversion ratio and economic equivalence between common units and LTIP units.

Distributions. Generally, commencing on the date we, as the general partner, authorize distributions, holders of LTIP units are entitled to receive, if, when and as authorized by us, as the general partner, out of funds legally available for the payment of distributions, regular cash distributions in an amount per unit equal to the amount that would have been payable to such holders if the LTIP units had been common units for the quarterly or other period to which such distributions relate.
Allocations. Commencing with the portion of the taxable year of our operating partnership that begins on the date distributions on the LTIP units are authorized, LTIP units will be allocated profits and losses in amounts per LTIP unit equal to the amounts allocated per common unit.
Preferred Units
Our operating partnership is authorized to issue preferred units. As of August 8, 2023, there are no preferred units issued or outstanding. Each class or series of preferred units will have such designations, preferences, and relative, participating, optional, or other special rights, powers, and duties, including rights, powers and duties senior to the common units, all as determined by us, subject to compliance with the requirements of the partnership agreement.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
The following is a general discussion of the material U.S. federal income tax considerations relating to our qualification and taxation as a REIT, and the acquisition, holding, and disposition of shares of our common shares (the “shares”). If we offer debt securities (whether issued by PKST or PKST OP, L.P), or equity securities other than common shares (including any warrants, depositary shares, purchase contracts, or units), information about additional U.S. federal income tax considerations with respect to those securities will be included in the documents pursuant to which those securities are offered. This discussion is based upon the Code, the U.S. Treasury Regulations, rulings and other administrative interpretations and practices of the IRS (including administrative interpretations and practices expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers who requested and received those rulings), and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. We have not sought and will not seek an advance ruling from the IRS regarding any matter discussed in this section. The discussion is also based upon the assumption that we have and will continue to operate PKST and its subsidiaries and affiliated entities in accordance with their applicable organizational documents. This discussion is for general information only, and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular investor in light of its investment or tax circumstances, or to investors subject to special tax rules, including:
•	financial institutions;
•	pass-through entities (such as entities treated as partnerships for U.S. federal income tax purposes);
•	persons acting as nominees or otherwise not as beneficial owners;
•	insurance companies;
•	subchapter S corporations;
•	broker-dealers;
•	except to the extent described in the discussion below entitled “—Taxation of U.S. Shareholders—Taxation of Tax-Exempt Shareholders,” tax-exempt organizations;
•	dealers in securities or currencies;
•	traders in securities that elect to use a mark to market method of accounting;
•	persons that hold shares as part of a straddle, hedge, constructive sale, conversion transaction, or other integrated transaction for U.S. federal income tax purposes;
•	regulated investment companies (“RICs”);
•	REITs;
•	certain U.S. expatriates;
•	foreign (non-U.S.) governments;
•	except to the extent described in the discussion below entitled “—Taxation of Non-U.S. Shareholders,” non-U.S. shareholders (as defined below);
•	U.S. shareholders whose “functional currency” is not the U.S. dollar;
•	persons who acquired their shares through the exercise of stock options or otherwise in connection with compensation;
•	persons who do not hold their shares as a capital asset within the meaning of Section 1221 of the Code; and
•	for purposes of the discussion below entitled “—Taxation of U.S. Shareholders,” persons subject to the alternative minimum tax under the Code.
For purposes of this discussion, a “U.S. shareholder” means a beneficial owner of shares that is:
•	an individual who is a citizen or resident of the United States for U.S. federal income tax purposes;

•	a corporation (or other entity classified as a corporation for tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;
•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
•
a trust that whose administration is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust .

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares, the tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. Any partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes, and the partners in such partnership (as determined for U.S. federal income tax purposes), should consult their tax advisors.
This discussion of material U.S. federal income tax considerations is not binding on the IRS. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any described herein.
THE U.S. FEDERAL INCOME TAX RULES APPLICABLE TO HOLDING AND DISPOSING SHARES, AND TO REITS GENERALLY, ARE HIGHLY TECHNICAL AND COMPLEX. HOLDERS OF SHARES ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE OWNERSHIP OF SHARES, AND PKST’S QUALIFICATION AS A REIT, INCLUDING THE APPLICABILITY AND EFFECT OF U.S. FEDERAL, STATE, LOCAL AND NON-U.S. INCOME AND OTHER TAX LAWS, AND POTENTIAL CHANGES IN APPLICABLE TAX LAWS, IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES.
The U.S. federal income tax treatment of holders of our shares depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority is available. In addition, the tax consequences to any particular shareholder of holding our shares will depend on the shareholder’s particular tax circumstances. You should consult your tax advisor regarding the U.S. federal, state, local and foreign income and other tax consequences to you in light of your particular investment or tax circumstances of acquiring, holding, exchanging, or otherwise disposing of our shares, our election to be taxed as a REIT for U.S. federal income tax purposes, and potential changes in applicable law.
Taxation of PKST as a REIT
General
We have elected to be taxed as a REIT under the Code commencing with our taxable year ended December 31, 2015. A REIT generally is not subject to U.S. federal income tax on the income that it distributes to shareholders provided that the REIT meets the applicable REIT distribution requirements and other requirements for qualification as a REIT under the Code. We believe that we have met the requirements for qualification as a REIT for U.S. federal income tax purposes since our initial REIT election in 2015. We believe that our organization and proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT for U.S. federal income tax purposes, but we cannot assure you that our actual operations will allow us to satisfy the requirements for qualification and taxation as a REIT.
Qualification and taxation as a REIT depends upon our ability to meet the various qualification tests imposed under the Code, including through our actual annual (or in some cases quarterly) operating results, requirements relating to income, asset ownership, distribution levels and diversity of share ownership, and the various other REIT qualification requirements imposed under the Code. Given the complex nature of the REIT qualification requirements, the ongoing importance of factual determinations and the possibility of future changes in our circumstances, we cannot provide any assurances that in the future we will meet the requirements for qualification and taxation as a REIT. See “—Failure to Qualify as a REIT.”
The sections of the Code that relate to our qualification and operation as a REIT are highly technical and complex. This discussion sets forth the material aspects of the sections of the Code that govern the U.S. federal income tax treatment of a REIT and its shareholders.

Taxation
For each taxable year in which we qualify for taxation as a REIT, we generally will not be subject to U.S. federal corporate income tax on our “REIT taxable income” (generally, taxable income subject to specified adjustments, including a deduction for dividends paid and excluding our net capital gain) that is distributed currently to our shareholders. This treatment substantially eliminates the “double taxation” at the corporate and shareholder levels that generally results from an investment in a non-REIT C corporation. A non-REIT C corporation is a corporation that generally is required to pay tax at the corporate level. Double taxation means taxation once at the corporate level when the income is earned and once again at the shareholder level when the income is distributed. In general, the income that we generate will be taxed only at the shareholder level upon a distribution of dividends to our shareholders.
U.S. shareholders (as defined below) generally are subject to taxation on dividends distributed by us (other than designated capital gain dividends and “qualified dividend income”) at rates applicable to ordinary income, instead of at lower capital gain rates. For taxable years beginning before January 1, 2026, generally, U.S. shareholders that are individuals, trusts or estates may deduct 20% of the aggregate amount of ordinary dividends distributed by us, subject to certain limitations. Capital gain dividends and qualified dividend income will continue to be subject to a maximum 20% rate.
Any net operating losses, foreign tax credits and other tax attributes of a REIT generally do not pass through to our shareholders, subject to special rules for certain items such as the capital gains that we recognize.
Even if we qualify for taxation as a REIT, we will be subject to U.S. federal income tax in the following circumstances:
1.	We will be taxed at the regular corporate rate on any undistributed “REIT taxable income,” including any undistributed net capital gains.
2.
If we elect to treat property that we acquire in connection with certain leasehold terminations as “foreclosure property,” we may thereby avoid (a) the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction) as discussed below; and (b) the inclusion of any income from such property not qualifying for purposes of the gross income tests discussed below. Income from the sale or operation of any “foreclosure property” will be subject to U.S. federal corporate income tax at the highest applicable rate (currently 21%) to the extent such income is not otherwise qualifying income for purposes of the 75% gross income test.

3.
Our net income from “prohibited transactions” will be subject to a 100% tax. In general, prohibited transactions are sales or other dispositions of property held primarily for sale to customers in the ordinary course of business other than foreclosure property. See “—Gross Income Tests—Income from Prohibited Transactions.”

4.
If we fail to satisfy either the 75% gross income test or the 95% gross income test, as discussed below, but our failure is due to reasonable cause and not due to willful neglect and we nonetheless maintain our qualification as a REIT because of specified cure provisions, we will be subject to a 100% tax on an amount equal to (a) the greater of (1) the amount by which we fail the 75% gross income test or (2) the amount by which we fail the 95% gross income test, as the case may be, multiplied by (b) a fraction intended to reflect our profitability.

5.
We will be subject to a 4% nondeductible excise tax on the excess of the required distribution over the sum of amounts actually distributed, excess distributions from the preceding taxable year and amounts retained for which U.S. federal income tax was paid, if we fail to make the required distributions by the end of a calendar year. The required distributions for each calendar year is equal to the sum of: 85% of our REIT ordinary income for the year; 95% of our REIT capital gain net income for the year other than capital gains we elect to retain and pay tax on as described below; and any undistributed taxable income from prior taxable years.

6.
We will be subject to a 100% penalty tax on certain rental income we receive when a taxable REIT subsidiary provides services to our tenants, on certain expenses deducted by a taxable REIT subsidiary on payments made to us and on income for services rendered to us by a taxable REIT subsidiary, if the arrangements among us, our tenants, and our taxable REIT subsidiaries do not reflect arm’s-length terms.

7.
If we acquire any assets from a non-REIT C corporation in a transaction in which the basis of the assets in our hands is determined by reference to the basis of the assets in the hands of the non-REIT C corporation, we would be liable for corporate income tax, at the highest applicable corporate rate, for the “built-in gain” with respect to those assets if we dispose of those assets in a taxable transaction during the five-year period beginning on the day the assets were transferred to us by the non-REIT C corporation. To the extent that assets are transferred to us in a carry-over basis transaction by a partnership in which a corporation owns an interest, we will be subject to this tax in proportion to the non-REIT C corporation’s interest in the partnership. Built-in gain is the amount by which an asset’s fair market value exceeds its adjusted tax basis at the time we acquire the asset. The results described in this paragraph assume that the non-REIT C corporation will not elect, in lieu of this treatment, to be subject to an immediate tax when the asset is acquired by us. Any gain from the sale of property acquired by us in an exchange under Section 1031 (a like-kind exchange) or Section 1033 (an involuntary conversion) of the Code would be excluded from the application of this built-in gain tax.

8.
We may elect to retain and pay U.S. federal income tax on our net long-term capital gain. In that case, a U.S. shareholder would include its proportionate share of our undistributed long-term capital gain (to the extent that we make a timely designation of such gain to the shareholder) in its income, would be deemed to have paid the tax we paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the basis of the U.S. shareholder in our shares.

9.
If we violate the asset tests (other than certain de minimis violations) or other requirements applicable to REITs, as described below, but our failure is due to reasonable cause and not due to willful neglect and we nevertheless maintain our REIT qualification because of specified cure provisions, we will be subject to a tax equal to the greater of $50,000 or the amount determined by multiplying the net income generated by such non-qualifying assets by the highest rate of tax applicable to non-REIT C corporations during periods when such assets would have caused us to fail the asset test.

10.
If we fail to satisfy a requirement under the Code which would result in the loss of our REIT qualification, other than a failure to satisfy a gross income test, or an asset test as described in paragraph 9 above, but nonetheless maintain our qualification as a REIT because the requirements of certain relief provisions are satisfied, we will be subject to a penalty of $50,000 for each such failure.

11.
If we fail to comply with the requirements to send annual letters to our shareholders requesting information regarding the actual ownership of our shares and the failure was not due to reasonable cause or was due to willful neglect, we will be subject to a $25,000 penalty or, if the failure is intentional, a $50,000 penalty.

12.	The earnings of any subsidiaries that are taxable REIT subsidiaries are subject to U.S. federal corporate income tax at the regular corporate rate.
Notwithstanding our qualification as a REIT, we and our subsidiaries may be subject to a variety of taxes, including payroll taxes and state, local, and foreign income, property and other taxes on our assets, operations and/or net worth. We could also be subject to tax in situations and on transactions not presently contemplated.
Requirements for Qualification as a REIT
The Code defines a “REIT” as a corporation, trust or association:
1.	that is managed by one or more trustees or directors;
2.	that issues transferable shares or transferable certificates to evidence its beneficial ownership;
3.	that would be taxable as a domestic corporation but for Sections 856 through 859 of the Code;
4.	that is neither a financial institution nor an insurance company within the meaning of certain provisions of the Code;
5.	that is beneficially owned by 100 or more persons;

6.
in which not more than 50% in value of the outstanding shares or other beneficial interest of which is owned, actually or constructively, by five or fewer individuals (as defined in the Code to include certain entities and as determined by applying certain attribution rules) during the last half of each taxable year;

7.
that makes an election to be a REIT for the current taxable year, or has made such an election for a previous taxable year that has not been revoked or terminated, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status;

8.	that uses a calendar year for U.S. federal income tax purposes;
9.	that meets other applicable tests, described below, regarding the nature of its income and assets and the amount of its distributions; and
10.	that has no earnings and profits from any non-REIT taxable year at the close of any taxable year.
The Code provides that conditions (1), (2), (3) and (4) above must be met during the entire taxable year and condition (5) above must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (5) and (6) do not apply until after the first taxable year for which an election is made to be taxed as a REIT. Condition (6) must be met during the last half of each taxable year. For purposes of determining share ownership under condition (6) above, a supplemental unemployment compensation benefits plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes generally is considered an individual. However, a trust that is a qualified trust under Code Section 401(a) generally is not considered an individual, and beneficiaries of a qualified trust are treated as holding shares of a REIT in proportion to their actuarial interests in the trust for purposes of condition (6) above. We believe that we have been organized, have operated and have issued sufficient shares of beneficial interest with sufficient diversity of ownership to allow us to satisfy the above conditions. In addition, our declaration of trust contains restrictions regarding the transfer of shares of beneficial interest that are intended to assist us in continuing to satisfy the share ownership requirements described in conditions (5) and (6) above. If we fail to satisfy these share ownership requirements, we will fail to qualify as a REIT unless we qualify for certain relief provisions described in the following paragraph.
To monitor our compliance with condition (6) above, we have and will generally continue to be required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of certain specified percentages of our shares pursuant to which the record holders must disclose the actual owners of the shares (i.e., the persons required to include in gross income the dividends paid by us). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record-keeping requirements. A shareholder that fails or refuses to comply with the demand is required by Treasury Regulations to submit a statement with its tax return disclosing the actual ownership of our shares and other information. If we comply with the record-keeping requirement and we do not know or, exercising reasonable diligence, would not have known of our failure to meet condition (6) above, then we will be treated as having met condition (6) above.
For purposes of condition (8), we have adopted December 31 as our year end, and thereby satisfy this requirement.
Effect of Subsidiary Entities
Ownership of Interests in Partnerships and Limited Liability Companies. In the case of a REIT which is a partner in a partnership or a member in a limited liability company treated as a partnership for U.S. federal income tax purposes, Treasury Regulations provide that the REIT will be deemed to own its pro rata share of the assets of the partnership or limited liability company, as the case may be, based on its capital interest in such partnership or limited liability company. Also, the REIT will be deemed to be entitled to the income of the partnership or limited liability company attributable to its pro rata share of the assets of that entity. The assets and gross income of the partnership or limited liability company retain the same character in the hands of the REIT for purposes of Section 856 of the Code, including satisfying the gross income tests and the asset tests. Thus, our pro rata share of the assets and items of income of our operating partnership, including our operating partnership’s share of these items of any partnership or limited liability company in which our operating partnership owns an interest, will be treated as our assets and items of income for purposes of applying the requirements described in this information statement, including the income and asset tests described below. For purposes of determining our proportionate share of a partnership’s income, we have and will continue to either calculate such share based on our capital interest in the partnership or based on the allocations provided in the applicable partnership’s operating agreement, using the more conservative calculation.
We have included a brief summary of the rules governing the U.S. federal income taxation of partnerships and limited liability companies and their partners or members below in “—Tax Aspects of Our Ownership of Interests in our Operating Partnership and other Partnerships and Limited Liability Companies.” We have and intend to continue to operate our operating partnership and the subsidiary partnerships and limited liability companies in which our operating partnership invests in a manner consistent with the requirements for our qualification and taxation as a REIT. Through a wholly-owned subsidiary disregarded as separate from our operating partnership for tax purposes, we currently hold an indirect interest in NVO Promote II, LLC, a limited liability company in which we are the non-managing member which itself holds a minority interest in Galaxy REIT LLC, a limited liability company that has made an election to be treated as a REIT. In the future we may become a limited partner or non-managing member in other partnerships and limited liability companies. If such partnerships or limited liability companies in which we are not the managing member were to take actions which could jeopardize our qualification as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a REIT income or asset test, and that we would not become aware of such action in a time frame that would allow us to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless entitled to relief, as described below.
Under the Bipartisan Budget Act of 2015, liability is imposed on the partnership (rather than its partners) for adjustments to reported partnership taxable income resulting from audits or other tax proceedings. The liability can include an imputed underpayment of tax, calculated by using the highest marginal U.S. federal income tax rate, as well as interest and penalties on such imputed underpayment of tax. Using certain rules, partnerships may be able to transfer these liabilities to their partners. In the event any adjustments are imposed by the IRS on the taxable income reported by any subsidiary partnerships, we intend to utilize certain rules to the extent possible to allow us to transfer any liability with respect to such adjustments to the partners of the subsidiary partnerships who should properly bear such liability. However, there is no assurance that we will qualify under those rules or that we will have the authority to use those rules under the operating agreements for certain of our subsidiary partnerships.
Ownership of Interests in Qualified REIT Subsidiaries. We may own 100% of the stock of one or more corporations that are qualified REIT subsidiaries. A corporation will qualify as a qualified REIT subsidiary if we own 100% of its stock and it is not a taxable REIT subsidiary. A qualified REIT subsidiary will not be treated as a separate corporation, and all assets, liabilities and items of income, deduction and credit of a qualified REIT subsidiary will be treated as our assets, liabilities and such items (as the case may be) for all purposes of the Code, including the REIT qualification tests. For this reason, references in this discussion to our income and assets should be understood to include the income and assets of any qualified REIT subsidiary we own. Our ownership of the stock of a qualified REIT subsidiary will not violate the restrictions against ownership of securities of any one issuer which constitute more than 10% of the voting power or value of such issuer’s securities or more than 5% of the value of our total assets, as described below in “—Asset Tests.”
Ownership of Interests in Taxable REIT Subsidiaries. In general, we may jointly elect with a subsidiary corporation, whether or not wholly owned, to treat such subsidiary corporation as a taxable REIT subsidiary. A taxable REIT subsidiary of ours is a corporation other than a REIT in which we directly or indirectly hold stock, and that has made a joint election with us to be treated as a taxable REIT subsidiary under Section 856(l) of the Code. We have elected to treat Griffin Capital Essential Asset TRS, Inc., our wholly owned subsidiary, as a taxable REIT subsidiary of PKST.
A taxable REIT subsidiary also includes any corporation other than a REIT in which a taxable REIT subsidiary of ours owns, directly or indirectly, securities (other than certain “straight debt” securities), which represent more than 35% of the total voting power or value of the outstanding securities of such corporation. For purposes of the following discussion, the term “taxable REIT subsidiary” includes subsidiaries of the taxable REIT subsidiaries. Other than some activities relating to lodging and health care facilities, a taxable REIT subsidiary may generally engage in any business, including the provision of customary or non-customary services to our tenants without causing us to receive impermissible tenant service income under the REIT gross income tests. A taxable REIT subsidiary is required to pay regular U.S. federal income tax, and state and local income tax where applicable, as a non-REIT “C” corporation. If dividends are paid to us by our taxable REIT subsidiaries, then a portion of the dividends we distribute to shareholders who are taxed at individual rates will generally be eligible for taxation at lower capital gains rates, rather than at ordinary income rates. See “—Taxation of U.S. Shareholders—Taxation of Taxable U.S. Shareholders—Qualified Dividend Income.”
Generally, a taxable REIT subsidiary can perform impermissible tenant services without causing us to receive impermissible tenant services income under the REIT income tests. However, several provisions applicable to the arrangements between us and our taxable REIT subsidiaries ensure that such taxable REIT subsidiaries will be subject to an appropriate level of U.S. federal income taxation. For example, taxable REIT subsidiaries are limited in their ability to deduct interest payments in excess of a certain amount made directly or indirectly to us. In addition, we will be obligated to pay a 100% penalty tax on some payments we receive from, or on certain expenses deducted by, or service income imputed to, our taxable REIT subsidiaries if the economic arrangements between us, our tenants and such taxable REIT subsidiaries are not comparable to similar arrangements among unrelated parties. Taxable REIT subsidiaries may make interest and other payments to us and to third parties in connection with activities related to our properties. There can be no assurance that such taxable REIT subsidiaries will not be limited in their ability to deduct interest payments made to us. In addition, there can be no assurance that the IRS might not seek to impose the 100% excise tax on a portion of payments received by us from, or expenses deducted by, or service income imputed to, such taxable REIT subsidiaries.
Ownership of Interests in Subsidiary REITs. We own and may acquire direct or indirect interests in one or more entities that have elected or will elect to be taxed as REITs under the Code (each, a “Subsidiary REIT”). A Subsidiary REIT (such as our indirect investment in Galaxy REIT LLC) is subject to the various REIT qualification requirements and other limitations described herein that are applicable to us. If a Subsidiary REIT were to fail to qualify as a REIT, then (i) that Subsidiary REIT would become subject to U.S. federal income tax, (ii) our indirect equity interest in that Subsidiary REIT would cease to be a qualifying real estate asset for purposes of the 75% asset test and would become subject to the 5% asset test, the 10% voting stock asset test, and the 10% value asset test generally applicable to our ownership in corporations other than REITs, qualified REIT subsidiaries and taxable REIT subsidiaries, and (iii) it is possible that we would not meet the 10% voting stock asset test and the 10% value asset test with respect to our indirect interest in such entity, in which event we would fail to qualify as a REIT, unless we could avail ourselves of certain relief provisions. We made a “protective” taxable REIT subsidiary election with respect to Galaxy REIT LLC and may implement other protective arrangements intended to avoid such an outcome if Galaxy REIT LLC fails to qualify as a REIT, but there can be no assurance that such “protective” elections and other arrangements will be effective to avoid the resulting adverse consequences to us. If the “protective” taxable REIT subsidiary election with respect to Galaxy REIT LLC were to be effective in the event of the failure of Galaxy REIT LLC to qualify as a REIT, we expect that we would be able to satisfy the requirement that not more than 20% of the value of our total assets may be represented by the securities of one or more taxable REIT subsidiaries, but there could be no assurance that we would not fail to satisfy this requirement. In such an event, we would fail to qualify as a REIT unless we could avail ourselves or Galaxy REIT LLC could avail itself of certain relief provisions.
Gross Income Tests
To qualify as a REIT, we must satisfy two gross income tests which are applied on an annual basis. First, in each taxable year at least 75% of our gross income, excluding gross income from sales of inventory or dealer property in “prohibited transactions” and certain hedging and foreign currency transactions, must be derived from investments relating to real property or mortgages on real property, including:
•	“rents from real property”;
•	dividends or other distributions on, and gain from the sale of, shares in other REITs;
•	gain from the sale of real property or mortgages on real property, in either case, not held for sale to customers;
•	interest income derived from mortgage loans secured by real property and interests in real property;

•
income attributable to temporary investments of new capital in stocks and debt instruments during the one-year period following our receipt of new capital that we raise through equity offerings or issuance of debt obligations with at least a five-year term; and

•
gain from the sale of a debt instrument issued by a “publicly offered REIT” (i.e., a REIT that is required to file annual and periodic reports with the SEC under the Exchange Act) unless the debt instrument is secured by real property or an interest in real property, is not treated as qualifying income for purposes of the 75% income test.

Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions and certain hedging transactions, must be derived from some combination of income that qualifies under the 75% gross income test described above, as well as (a) other dividends, (b) interest, and (c) gain from the sale or disposition of shares or securities, in either case, not held for sale to customers.
Rents from Real Property. Rents we receive will qualify as “rents from real property” for the purpose of satisfying the gross income requirements for a REIT described above only if several conditions are met. These conditions relate to the identity of the tenant, the computation of the rent payable, and the nature of the property lease.
•
First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount we receive or accrue generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of receipts or sales;

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Second, we, or an actual or constructive owner of 10% or more in value of our shares, must not actually or constructively own 10% or more of the interests in the tenant, or, if the tenant is a corporation, 10% or more of the voting power or value of all classes of stock of the tenant. Rents received from such tenant that is a taxable REIT subsidiary, however, will not be excluded from the definition of “rents from real property” as a result of this condition if either (i) at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the taxable REIT subsidiary are comparable to rents paid by our other tenants for comparable space or (ii) the property is a qualified lodging or qualified health care facility and such property is operated on behalf of the taxable REIT subsidiary by a person who is an “eligible independent contractor” (as described below) and certain other requirements are met;

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Third, rent attributable to personal property, leased in connection with a lease of real property, must not be greater than 15% of the total rent received under the lease. If this requirement is not met, then the portion of rent attributable to personal property will not qualify as “rents from real property”; and

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Fourth, for rents to qualify as rents from real property for the purpose of satisfying the gross income tests, we generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an “independent contractor” who is adequately compensated and from whom we derive no revenue or through a taxable REIT subsidiary. To the extent that impermissible services are provided by an independent contractor, the cost of the services generally must be borne by the independent contractor. Any services we provide directly to tenants are, and we expect will continue to be “usually or customarily rendered” in connection with the rental of space for occupancy only and not otherwise considered to be provided for the tenants’ convenience. We may provide a minimal amount of “non-customary” services to tenants of some of our properties, other than through an independent contractor or taxable REIT subsidiary, but our income from these services has not and will not exceed 1% of our total gross income from any such property. If the impermissible tenant services income exceeds 1% of our total income from a property, then all of the income from that property will fail to qualify as rents from real property. If the total amount of impermissible tenant services income does not exceed 1% of our total income from the property, the services will not “taint” the other income from the property (that is, it will not cause the rent paid by tenants of that property to fail to qualify as rents from real property), but the impermissible tenant services income will not qualify as rents from real property. We are deemed to have received income from the provision of impermissible services in an amount equal to at least 150% of our direct cost of providing the service.

We have and intend to continue to monitor the activities provided at, and the non-qualifying income arising from, our properties to ensure that we will not provide services at levels that will cause us to fail to meet the gross income tests. We intend to provide services and may provide access to third party service providers at some or all of our properties. Based upon our experience in the markets where the properties are located, we believe that all access to service providers and services provided to tenants by us (other than through a qualified independent contractor or a taxable REIT subsidiary) either are usually or customarily rendered in connection with the rental of real property and not otherwise considered rendered to the occupant, or, if considered impermissible services, will not result in an amount of impermissible tenant service income that will cause us to fail to meet the gross income test requirements. However, we cannot provide any assurance that the IRS will agree with these positions.
Dividend Income. Our share of any dividends received from any corporations in which we own an interest (including taxable REIT subsidiaries but excluding qualified REIT subsidiaries) will qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test. We do not anticipate that we will receive sufficient dividends from such corporations to cause us to exceed the limit on non-qualifying income under the 75% gross income test. Dividends that we receive from other qualifying Subsidiary REITs will qualify for purposes of both the 75% and 95% gross income tests.
Income from Hedging Transactions. We have and may enter into additional hedging transactions with respect to one or more of our assets or liabilities. Our current hedges are interest rate swap agreements, and any future hedging transactions could take a variety of forms, including the use of derivative instruments such as interest rate swap or cap agreements, option agreements, and futures or forward contracts. Income of a REIT, including income from a pass-through subsidiary, arising from “clearly identified” hedging transactions that are entered into to manage the risk of interest rate or price changes with respect to borrowings, including gain from the disposition of such hedging transactions, to the extent the hedging transactions hedge indebtedness incurred, or to be incurred, by the REIT to acquire or carry real estate assets (each such hedge, a “Borrowings Hedge”), will not be treated as gross income for purposes of the 95% gross income test, and will not be treated as gross income for purposes of the 75% gross income test. Income of a REIT arising from hedging transactions that are entered into to manage the risk of currency fluctuations with respect to our investments (each such hedge, a “Currency Hedge”) will not be treated as gross income for purposes of either the 95% gross income test or the 75% gross income test, provided that the transaction is “clearly identified.” This exclusion from the 95% and 75% gross income tests also will apply if we previously entered into a Borrowings Hedge or a Currency Hedge, a portion of the hedged indebtedness or property is disposed of, and in connection with such extinguishment or disposition we enter into a new “clearly identified” hedging transaction to offset the prior hedging position. In general, for a hedging transaction to be “clearly identified,” (1) it must be identified as a hedging transaction before the end of the day on which it is acquired, originated, or entered into; and (2) the items of risks being hedged must be identified “substantially contemporaneously” with entering into the hedging transaction (generally not more than 35 days after entering into the hedging transaction). To the extent that we hedge with other types of financial instruments or in other situations, the resultant income will be treated as income that does not qualify under the 95% or 75% gross income tests unless the hedge meets certain requirements and we elect to integrate it with a specified asset and to treat the integrated position as a synthetic debt instrument. We believe that our current hedging transaction are structured, and intend to structure any additional hedging transactions, in a manner that does not jeopardize our qualification as a REIT but there can be no assurance we will be successful in this regard.
Forward Sale Agreements. We may enter into forward sale agreements from time to time and, subject to certain conditions, we may have the right to elect physical, cash or net share settlement under these agreements at any time and from time to time, in part or in full. In the event that we elect to settle the forward sale agreements for cash and the settlement price is below the forward sale price, we would be entitled to receive a cash payment from the forward purchasers. Under Section 1032 of the Code, generally, no gains and losses are recognized by a corporation in dealing in its own shares, including pursuant to a “securities futures contract,” as defined in the Code by reference to the Exchange Act. Although we believe that any amount received by us in exchange for our common shares would qualify for the exemption under Section 1032 of the Code, because it is not entirely clear whether the forward sale agreements qualify as “securities futures contracts,” the U.S. federal income tax treatment of any cash settlement payment we receive is uncertain. In the event that we recognize a significant gain from the cash settlement of the forward sale agreements, we might not be able to satisfy the gross income requirements applicable to REITs under the Code. In that case, we may be able to rely upon the relief provisions under the Code in order to avoid the loss of our REIT status. In the event that these relief provisions were not available, we could lose our REIT status under the Code.
Income from Prohibited Transactions. Any gain that we realize on the sale of any property (other than foreclosure property as described below) held as inventory or otherwise held primarily for sale to customers in the ordinary course of business (commonly referred to as “dealer property”) including our share of any such gain realized by our operating partnership, either directly or through its subsidiary partnerships and limited liability companies, will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. For purposes of determining the amount of income subject to the penalty tax, gains from sales of dealer property may not be offset by losses from such sales. Whether property is held as dealer property is a question of fact that depends on all the facts and circumstances surrounding the particular transaction. Among the factors considered by the IRS and the courts in making the dealer determination are the nature and purpose of the acquisition of the property; the duration of ownership of the property; the extent and nature of the taxpayer’s efforts to sell the property; the number, extent, continuity, substantiality of the property sales; the extent of subdividing, developing, and advertising the property to increase sales; the use of a business office for the sale of the property; the character and degree of supervision or control exercised by the taxpayer over any representative selling the property; and the time and effort the taxpayer habitually devotes to the sale. The frequency and substantiality of sales is often cited by the courts as the most important objective factor in determining whether the taxpayer is engaged in the business of selling real estate to customers. The fact that the taxpayer holds some or even a substantial portion of its properties for lease and for long-term investment (i.e., not as dealer property) does not necessarily preclude other properties from being viewed as dealer property if the specific facts and circumstances relating thereto indicate that such properties were acquired and held for sale to customers in the ordinary course of business.
However, we will not be treated as a dealer in real property with respect to a property which is a real estate asset that we sell for the purposes of the 100% tax if (i) we have held the property for at least two years for the production of rental income prior to the sale, (ii) capitalized expenditures on the property in the two years preceding the sale are less than 30% of the net selling price of the property, and (iii) we either (a) have seven or fewer sales of property (excluding certain property obtained through foreclosure) for the year of sale, or (b) the aggregate adjusted basis of property sold during the year is 10% or less of the aggregate adjusted basis of all of our assets as of the beginning of the taxable year, or (c) the fair market value of property sold during the year is 10% or less of the aggregate fair market value of all of our assets as of the beginning of the taxable year, or (d) the aggregate adjusted basis of property sold during the year is 20% or less of the aggregate adjusted basis of all of our assets as of the beginning of the taxable year and the aggregate adjusted basis of property sold during the three-year period ending with the year of sale is 10% or less of the aggregate tax basis of all of our assets as of the beginning of each of the three taxable years ending with the year of sale, or (e) the fair market value of property sold during the year is 20% or less of the aggregate fair market value of all of our assets as of the beginning of the taxable year and the fair market value of property sold during the three-year period ending with the year of sale is 10% or less of the aggregate fair market value of all of our assets as of the beginning of each of the three taxable years ending with the year of sale. If we rely on clauses (b), (c), (d), or (e) in the preceding sentence, substantially all of the marketing and development expenditures with respect to the property sold must be made through an independent contractor from whom we derive no income or our taxable REIT subsidiary. The sale of more than one property to one buyer as part of one transaction constitutes one sale for purposes of this “safe harbor.” We intend to hold our properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing and owning our properties and to make occasional sales of the properties as are consistent with our investment objectives. However, the IRS may successfully contend that some or all of the sales made by us or subsidiary partnerships or limited liability companies are prohibited transactions. In that case, we would be required to pay the 100% penalty tax on our allocable share of the gains resulting from any such sales.
Income from Foreclosure Property. We generally will be subject to tax at the maximum corporate rate (currently 21%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that constitutes qualifying income for purposes of the 75% gross income test. Foreclosure property is real property and any personal property incident to such real property (1) that we acquire as the result of having bid on the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after a default (or upon imminent default) on a lease of the property or a mortgage loan held by us and secured by the property, (2) for which we acquired the related loan or lease at a time when default was not imminent or anticipated, and (3) with respect to which we made a proper election to treat the property as foreclosure property. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property. To the extent that we receive any income from foreclosure property that does not qualify for purposes of the 75% gross income test, we intend to make an election to treat the related property as foreclosure property if the election is available (which may not be the case with respect to acquired “distressed loans”).
Failure to Satisfy the Gross Income Tests. If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for that year if we are entitled to relief under the Code. These relief provisions will be generally available if (1) our failure to meet these tests was due to reasonable cause and not due to willful neglect and (2) following our identification of the failure to meet the 75% and/or 95% gross income tests for any taxable year, we file a schedule with the IRS setting forth a description of each item of our gross income that satisfies the gross income tests for purposes of the 75% or 95% gross income test for such taxable year in accordance with Treasury Regulations. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. If these relief provisions are inapplicable to a particular set of circumstances, we will fail to qualify as a REIT. As discussed above, under “—Taxation of PKST as a REIT—General,” even if these relief provisions apply, a tax would be imposed based on the amount of non-qualifying income. We intend to take advantage of any and all relief provisions that are available to us to cure any violation of the income tests applicable to REITs.
Redetermined Rents; Redetermined Deductions; Excess Interest; or Redetermined Taxable REIT Subsidiary Service Income. Any redetermined rents, redetermined deductions, excess interest or redetermined taxable REIT subsidiary service income will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of services furnished by one of our taxable REIT subsidiaries to any of our tenants, and redetermined deductions and excess interest represent amounts that are deducted by a taxable REIT subsidiary for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s-length negotiations. Redetermined taxable REIT subsidiary service income means gross income (less allocable deductions) of a taxable REIT subsidiary attributable to services provided to, or on behalf of, the REIT (other than to tenants) to the extent the taxable REIT subsidiary’s income (less deductions) attributable thereto is increased to clearly reflect income. Rents we receive will not constitute redetermined rents if they qualify for the safe harbor provisions contained in the Code. Safe harbor provisions are provided where:
•	amounts are excluded from the definition of impermissible tenant service income as a result of satisfying the 1% de minimis exception;
•	a taxable REIT subsidiary renders a significant amount of similar services to unrelated parties and the charges for such services are substantially comparable;
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rents paid to us by tenants leasing at least 25% of the net leasable space of the REIT’s property who are not receiving services from the taxable REIT subsidiary are substantially comparable to the rents paid by the REIT’s tenants leasing comparable space who are receiving such services from the taxable REIT subsidiary and the charge for the service is separately stated; or

•	the taxable REIT subsidiary’s gross income from the service is not less than 150% of the taxable REIT subsidiary’s direct cost of furnishing the service.
We intend to structure any fees paid to our taxable REIT subsidiaries for tenant services to reflect arm’s-length rates; however, a taxable REIT subsidiary may under certain circumstances provide tenant services which do not satisfy any of the safe-harbor provisions described above. Nevertheless, these determinations are inherently factual, and the IRS has broad discretion to assert that amounts paid between related parties should be reallocated to clearly reflect their respective incomes. If the IRS successfully made such an assertion, we would be required to pay a 100% penalty tax on the redetermined rent, redetermined deductions, excess interest or redetermined taxable REIT subsidiary service income, as applicable.
Asset Tests
At the close of each calendar quarter, we must satisfy the following tests relating to the nature and diversification of our assets. For purposes of the asset tests, a REIT is not treated as owning the stock of a qualified REIT subsidiary, an equity interest in any entity treated as a partnership for U.S. federal income tax purposes, or an equity interest in any entity that is disregarded as separate from its owner for U.S. federal income tax purposes (a “disregarded entity”). Instead, a REIT is treated as owning its proportionate share of the assets held by such entity.
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At least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items and U.S. government securities. For purposes of this test, real estate assets include interests in real property, such as land and buildings, leasehold interests in real property, stock of other corporations that qualify as REITs, some types of mortgage-backed securities, mortgage loans on real property or on interests in real property, property attributable to the temporary investment of new capital (but only if such property is stock or a debt instrument, and only for the one-year period beginning on the date we receive such capital), and: (i) personal property leased in connection with real property to the extent that rents attributable to such personal property are treated as “rents from real property,” and (ii) debt instruments issued by publicly offered REITs. Assets that do not qualify for purposes of the 75% asset test are subject to the additional asset tests described below.

•	Not more than 25% of our total assets may be represented by securities other than those described in the first bullet above.
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Except for securities described in the first bullet above and securities in qualified REIT subsidiaries and taxable REIT subsidiaries, the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets.

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Except for securities described in the first bullet above and securities in qualified REIT subsidiaries and taxable REIT subsidiaries, we may not own more than 10% of any one issuer’s outstanding voting securities.

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Except for securities described in the first bullet above and securities in qualified REIT subsidiaries and taxable REIT subsidiaries, and certain types of indebtedness that are not treated as securities for purposes of this test, as discussed below, we may not own more than 10% of the total value of the outstanding securities of any one issuer.

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Real estate assets include debt instruments issued by publicly offered REITs to the extent not secured by real property or interests in real property, but the value of such debt instruments cannot exceed 25% of the value of our total assets.

•	Not more than 20% of the value of our total assets may be represented by the securities of one or more taxable REIT subsidiaries.
The 10% value test does not apply to certain “straight debt” and other excluded securities, as described in the Code, including (1) loans to individuals or estates; (2) obligations to pay rent from real property; (3) rental agreements described in Section 467 of the Code; (4) any security issued by other REITs; (5) certain securities issued by a state, the District of Columbia, a foreign government, or a political subdivision of any of the foregoing, or the Commonwealth of Puerto Rico; and (6) any other arrangement as determined by the IRS. In addition, (1) a REIT’s interest as a partner in a partnership is not considered a security for purposes of the 10% value test; (2) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership’s gross income is derived from sources that would qualify for the 75% gross income test; and (3) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by a partnership to the extent of the REIT’s interest as a partner in the partnership.
For purposes of the 10% value test, debt will meet the “straight debt” safe harbor if (1) neither us, nor any of our controlled taxable REIT subsidiaries (i.e., taxable REIT subsidiaries more than 50% of the vote or value of the outstanding stock of which is directly or indirectly owned by us), own any securities not described in the preceding paragraph that have an aggregate value greater than one percent of the issuer’s outstanding securities, as calculated under the Code, (2) the debt is a written unconditional promise to pay on demand or on a specified date a sum certain in money, (3) the debt is not convertible, directly or indirectly, into stock, and (4) the interest rate and the interest payment dates of the debt are not contingent on profits, the borrower’s discretion or similar factors. However, contingencies regarding time of payment and interest are permissible for purposes of qualifying as a straight debt security if either (1) such contingency does not have the effect of changing the effective yield of maturity, as determined under the Code, other than a change in the annual yield to maturity that does not exceed the greater of (i) 5% of the annual yield to maturity and (ii) 0.25%, or (2) neither the aggregate issue price nor the aggregate face amount of the issuer’s debt instruments held by the REIT exceeds $1,000,000 and not more than 12 months of unaccrued interest can be required to be prepaid thereunder.
In addition, debt will not be disqualified from being treated as “straight debt” solely because the time or amount of payment is subject to a contingency upon a default or the exercise of a prepayment right by the issuer of the debt, provided that such contingency is consistent with customary commercial practice.
The assets that we hold satisfy the foregoing asset test requirements, and we expect the assets that we hold and the assets we intend to hold will continue to satisfy the foregoing asset requirements. However, we have not obtained independent appraisals to support our conclusions as to the value of our assets. Moreover, the value of some assets may not be susceptible to a precise determination. As a result, there can be no assurance that the IRS will not contend that our ownership of assets violates one or more of the asset tests applicable to REITs in which case we might not satisfy the 75% asset test and the other asset tests and could fail to qualify as a REIT.
Failure to Satisfy the Asset Tests. The asset tests must be satisfied not only on the last day of the calendar quarter in which we, directly or through pass-through subsidiaries, acquire securities in the applicable issuer, but also on the last day of the calendar quarter in which we increase our ownership of securities of such issuer, including as a result of increasing our interest in pass-through subsidiaries. After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests solely by reason of changes in the relative values of our assets. If failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, we can cure this failure by disposing of sufficient non-qualifying assets within 30 days after the close of that quarter. An acquisition of securities could include an increase in our interest in our operating partnership, the exercise by limited partners of their redemption right relating to units in the operating partnership or an additional capital contribution of proceeds of an offering of our shares of beneficial interest. We intend to maintain adequate records of the value of our assets to ensure compliance with the asset tests, and we intend to take any available action within 30 days after the close of any quarter as may be required to cure any noncompliance with the asset tests. Although we plan to take steps to ensure that we satisfy such tests for any quarter with respect to which testing is to occur, there can be no assurance that such steps will always be successful. If we fail to timely cure any noncompliance with the asset tests, we will cease to qualify as a REIT, unless we satisfy certain relief provisions.
The failure to satisfy the 5% asset test, or the 10% vote or value asset tests, can be remedied even after the 30-day cure period under certain circumstances. Specifically, if we fail these asset tests at the end of any quarter and such failure is not cured within 30 days thereafter, we may dispose of sufficient assets (generally within six months after the last day of the quarter in which our identification of the failure to satisfy these asset tests occurred) to cure such a violation that does not exceed the lesser of 1% of our assets at the end of the relevant quarter or $10,000,000. If we fail any of the other asset tests or our failure of the 5% and 10% asset tests is in excess of the de minimis amount described above, as long as such failure was due to reasonable cause and not willful neglect, we are permitted to avoid disqualification as a REIT, after the 30-day cure period, by taking steps including the disposing of sufficient assets to meet the asset test (generally within six months after the last day of the quarter in which our identification of the failure to satisfy the REIT asset test occurred), paying a tax equal to the greater of $50,000 and an amount equal to the product of the regular corporate income tax rate (currently 21%) and the amount of net income generated by the non-qualifying assets during the period in which we failed to satisfy the asset test, and filing in accordance with applicable Treasury Regulations a schedule with the IRS that describes the assets that caused us to fail to satisfy the asset test(s). We intend to take advantage of any and all relief provisions that are available to us to cure any violation of the asset tests applicable to REITs. In certain circumstances, utilization of such provisions could result in us being required to pay an excise or penalty tax, which could be significant in amount.
Annual Distribution Requirements
To qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our shareholders each year in an amount at least equal to:
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the sum of: (1) 90% of our “REIT taxable income,” computed without regard to the dividends-paid deduction and our net capital gain; and (2) 90% of our after-tax net income, if any, from foreclosure property; minus

•	the sum of specified items of non-cash income.
For purposes of this test, non-cash income means income attributable to leveled stepped rents, original issue discount included in our taxable income without the receipt of a corresponding payment, cancellation of indebtedness or a like-kind exchange that is later determined to be taxable.
We generally must make dividend distributions in the taxable year to which they relate. Dividend distributions may be made in the following year in two circumstances. First, if we declare a dividend in October, November, or December of any year with a prospective record date in one of these months and pay the dividend on or before January 31 of the following year, such distributions are treated as both paid by us and received by each shareholder on December 31 of the year in which they are declared. Second, distributions (“858 spill-over dividends”) may be made in the following year if (A) the distributions are (i) declared before we timely file our tax return for the prior year, (ii) distributed within the 12-month period following the close of the prior taxable year to which they relate back, and (iii) distributed with or before the “first regular dividend payment” after such declaration, and (B) we elect in our tax return to have a specified dollar amount of such dividend (or dividends) treated as if paid in the prior year. The maximum dollar amount that we may elect to treat as an 858 spill-over dividend is the amount by which the earnings and profits for the taxable year exceed the total amount of distributions out of such earnings and profits that were actually made during the taxable year to which they relate back. These distributions will be taxable to our shareholders in the year in which paid, even though the distributions relate to our prior taxable year for purposes of the 90% distribution requirement.
In order for distributions to be counted as satisfying the annual distribution requirement for REITs, and to provide us with a REIT-level tax deduction, the distributions must not have been “preferential dividends.” A dividend is not a preferential dividend if the distribution is (1) pro rata among all outstanding shares within a particular class, and (2) in accordance with the preferences among different classes of shares as set forth in our organizational documents. So long as we are classified as a “publicly offered REIT” (i.e., a REIT which is required to file annual and periodic reports with the SEC under the Exchange Act), the preferential dividend rule will not apply to us. However, Subsidiary REIT(s) we may own, from time to time may not be treated as publicly offered REITs and, accordingly, the preferential dividend rules would be applicable to our Subsidiary REITs.
To the extent that we do not distribute all of our net capital gain or distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be required to pay tax on that amount at regular corporate tax rates. We intend to make timely distributions sufficient to satisfy these annual distribution requirements. In this regard, the partnership agreement of our operating partnership authorizes us, as general partner of our operating partnership, to take such steps as may be necessary to cause our operating partnership to distribute to its partners an amount sufficient to permit us to meet these distribution requirements. In certain circumstances, we may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect for our shareholders to include their proportionate share of such undistributed long-term capital gains in income, and to receive a corresponding credit for their share of the tax that we paid. Our shareholders would then increase their adjusted basis of their shares by the difference between (1) the amounts of capital gain dividends that we designated and that they included in their taxable income, minus (2) the tax that we paid on their behalf with respect to that income.
To the extent that in the future we may have available net operating losses carried forward from prior taxable years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Our deduction for any net operating loss carryforwards arising from any losses is limited to 80% of our REIT taxable income (determined without regard to the deduction for dividends paid), and any unused portion of such losses may be carried forward indefinitely.
If we fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year, and (c) any undistributed taxable income (ordinary and capital gain) from all prior periods, we would be subject to a non-deductible 4% excise tax on the excess of such required distribution over the sum of (x) the amounts “actually distributed,” and (y) the amounts of income we retained and on which we paid corporate income tax.
We expect that our REIT taxable income (determined before our deduction for dividends paid) will be less than our cash flow because of depreciation and other non-cash charges included in computing REIT taxable income. Accordingly, we anticipate that we will generally have sufficient cash or liquid assets to enable us to satisfy the distribution requirements described above. However, from time to time, we may not have sufficient cash or other liquid assets to meet these distribution requirements due to timing differences between the actual receipt of income and actual payment of deductible expenses, and the inclusion of income and deduction of expenses in arriving at our taxable income. If these timing differences occur, we may need to arrange for short-term, or possibly long-term, borrowings or need to pay dividends in the form of taxable dividends in order to meet the distribution requirements.
The Code limits the deductibility of net interest expense paid or accrued on debt properly allocable to a trade or business to 30% of “adjusted taxable income,” subject to certain exceptions. Any deduction in excess of the limitation is carried forward and may be used in a subsequent year, subject to the 30% limitation. Adjusted taxable income is determined without regard to certain deductions, including those for net interest expense, net operating loss carryforwards. Our operating partnership has made a timely election (which is irrevocable), such that the 30% limitation does not apply because our operating partnership qualifies as a trade or business involving real property development, redevelopment, construction, reconstruction, rental, operation, acquisition, conversion, disposition, management, leasing or brokerage, within the meaning of Section 469(c)(7)(C) of the Code. Due to this election, depreciable real property (including certain improvements) held by our operating partnership must be depreciated under the alternative depreciation system under the Code, which is generally less favorable than the generally applicable system of depreciation under the Code. However, if our operating partnership had not made the election or if the election had been determined not to be available with respect to all or certain of its business activities, the interest deduction limitation could have resulted in us having more REIT taxable income and thus increased the amount of distributions we would have had to make to comply with the REIT requirements and avoid incurring corporate level tax.
Subject to certain exceptions, we must accrue income for U.S. federal income tax purposes no later than when such income is taken into account as revenue in our financial statements, which could create additional differences between REIT taxable income and the receipt of cash attributable to such income. If these timing differences occur, we may need to arrange for short-term, or possibly long-term, borrowings or need to pay dividends in the form of taxable stock dividends in order to meet the distribution requirements.
We may be able to rectify a failure to meet the distribution requirement for a year by paying “deficiency dividends” to our shareholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest to the IRS based upon the amount of any deduction claimed for deficiency dividends.
Record-Keeping Requirements
We must maintain certain records in order to qualify as a REIT. In addition, to avoid paying a penalty, we must request on an annual basis information from specified shareholders, which information is designed to disclose the actual ownership of our outstanding common shares. We intend to comply with these requirements.
Failure to Qualify as a REIT
If we fail to satisfy one or more requirements for REIT qualification other than gross income and asset tests that have the specific savings clauses, we can avoid termination of our REIT qualification by paying a penalty of $50,000 for each such failure, provided that our noncompliance was due to reasonable cause and not willful neglect.
If we fail to qualify for taxation as a REIT in any taxable year and the relief provisions do not apply, we will be subject to tax on our taxable income at the regular corporate rate. If we fail to qualify for taxation as a REIT, we will not be required to make any distributions to our shareholders, and any distributions that are made to our shareholders will not be deductible by us. As a result, our failure to qualify for taxation as a REIT would significantly reduce the cash available for distributions by us to our shareholders. In addition, if we fail to qualify for taxation as a REIT, all distributions to our shareholders, to the extent of our current and accumulated earnings and profits, will be taxable as regular corporate dividends and such dividends paid to U.S. shareholders that are individuals, trusts and estates may be taxable at the preferential income tax rates (i.e., the 20% maximum U.S. federal rate) for qualified dividends. In addition, subject to limitations under the Code, corporate distributees may be eligible for the dividends-received deduction.

Unless entitled to relief under specific statutory provisions, we also will be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. There can be no assurance that we would be entitled to any statutory relief. We intend to take advantage of any and all relief provisions that are available to us to cure any violation of the requirements applicable to REITs.
Tax Aspects of Our Ownership of Interests in our Operating Partnership and other Partnerships and Limited Liability Companies
General
Substantially all of our investments will be owned indirectly through our operating partnership. In addition, our operating partnership will hold certain of its investments indirectly through subsidiary partnerships and limited liability companies that are classified as partnerships, disregarded entities, or REITs for U.S. federal income tax purposes. In general, entities that are classified as partnerships or as disregarded entities for U.S. federal income tax purposes are “pass-through” entities which are not required to pay U.S. federal income tax. Rather, partners or members of such entities are allocated their pro rata shares of the items of income, gain, loss, deduction and credit of the entity, and are required to include these items in calculating their U.S. federal income tax liability, without regard to whether the partners or members receive a distribution of cash from the entity. We include in our income our pro rata share of the foregoing items for purposes of the various REIT gross income tests and in the computation of our REIT taxable income. Moreover, for purposes of the REIT asset tests, we include our pro rata share of assets, based on capital interests, of assets held by our operating partnership, including its share of its subsidiary partnerships and limited liability companies. See “—Requirements for Qualification as a REIT—Effect of Subsidiary Entities—Ownership of Interests in Partnerships and Limited Liability Companies.”
Entity Classification
Our interests in our operating partnership and the subsidiary partnerships and limited liability companies will involve special tax considerations, including the possibility that the IRS might challenge the status of one or more of these entities as a partnership, disregarded entity or REIT, and assert that such entity is an association taxable as a corporation that is not a REIT for U.S. federal income tax purposes. If our operating partnership, or a subsidiary partnership or limited liability company, were treated as an association, it would be taxable as a corporation and would be required to pay an entity-level tax on its income if they were not REITs. In this situation, the character of our assets and items of gross income could change and could preclude us from satisfying the REIT asset tests and possibly the REIT income tests. See “—Requirements for Qualification as a REIT—Gross Income Tests” and “—Requirements for Qualification as a REIT —Asset Tests.” This, in turn, would prevent us from qualifying as a REIT. See “—Failure to Qualify as a REIT” for a discussion of the effect of our failure to meet these tests for a taxable year. In addition, a change in our operating partnership’s or a subsidiary partnership’s or limited liability company’s status as a partnership for tax purposes might be treated as a taxable event. If so, we might incur a tax liability without any related cash distributions.
We believe each of our operating partnership and our other partnerships and limited liability companies (other than any that we have elected to treat as taxable REIT subsidiaries) will be properly treated for U.S. federal income tax purposes as a REIT, partnership or disregarded entity. Pursuant to Treasury Regulations under Section 7701 of the Code, a partnership is treated as a partnership for U.S. federal income tax purposes unless it elects to be treated as a corporation or would be treated as a corporation because it is a “publicly traded partnership.” A “publicly traded partnership” is any partnership (i) the interests in which are traded on an established securities market or (ii) the interests in which are readily tradable on a “secondary market or the substantial equivalent thereof.”
PKST and our operating partnership take the reporting position for U.S. federal income tax purposes that our operating partnership is not a publicly traded partnership. There is a risk, however, that the right of a holder of OP units to redeem the units for shares of common shares could cause OP units to be considered readily tradable on the substantial equivalent of a secondary market. Under the relevant Treasury Regulations, interests in a partnership will not be considered readily tradable on a secondary market or on the substantial equivalent of a secondary market if the partnership qualifies for specified “safe harbors,” which are based on the specific facts and circumstances relating to the partnership. We and our operating partnership believe that the operating partnership will qualify for at least one of these safe harbors at all times in the foreseeable future. Our operating partnership cannot provide any assurance that in the future it will continue to qualify for one of the safe harbors mentioned above.
If our operating partnership is a publicly traded partnership, it will be taxed as a corporation unless at least 90% of its gross income consists of “qualifying income” under Section 7704 of the Code. Qualifying income is generally real property rents and other types of passive income. We believe that our operating partnership will have sufficient qualifying income so that it would be taxed as a partnership, even if it were a publicly traded partnership. The income requirements applicable to us in order for us to qualify as a REIT under the Code and the definition of qualifying income under the publicly traded partnership rules are very similar. Although differences exist between these two income tests, we do not believe that these differences would cause our operating partnership not to satisfy the 90% gross income test applicable to publicly traded partnerships.
If our operating partnership were taxable as a corporation, most, if not all, of the tax consequences described herein would be inapplicable. In particular, we would not qualify as a REIT because the value of our ownership interest in our operating partnership would exceed 5% of our assets and we would be considered to hold more than 10% of the voting securities (and more than 10% of the value of the outstanding securities) of another corporation (see “—Requirements for Qualification as a REIT—Asset Tests” above). In this event, the value of our shares could be materially adversely affected (see “—Failure to Qualify as a REIT” above).
Allocations of Items of Income, Gain, Loss and Deduction
A partnership agreement (or, in the case of a limited liability company treated as a partnership for U.S. federal income tax purposes, the limited liability company agreement) will generally determine the allocation of income and loss among partners. These allocations, however, will be disregarded for tax purposes if they do not comply with the provisions of Section 704(b) of the Code and the Treasury Regulations thereunder. Generally, Section 704(b) of the Code and the Treasury Regulations thereunder require that partnership allocations respect the economic arrangement of the partners. If an allocation of partnership income or loss does not comply with the requirements of Section 704(b) of the Code and the Treasury Regulations thereunder, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. We intend that the allocations of taxable income and loss in each of the partnerships in which we own an interest from time to time comply with the requirements of Section 704(b) of the Code and the Treasury Regulations thereunder.
Tax Allocations with Respect to the Properties
Under Section 704(c) of the Code, items of income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership (including a limited liability company treated as a partnership for U.S. federal income tax purposes) in exchange for an interest in the partnership must be allocated in a manner so that the contributing partner is charged with the unrealized gain or benefits from the unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss generally is equal to the difference between the fair market value or book value and the adjusted tax basis of the contributed property at the time of contribution (this difference is referred to as a book-tax difference), as adjusted from time to time. These allocations are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.
Our operating partnership has and may, from time to time, acquire interests in property in exchange for interests in our operating partnership. In that case, the tax basis of these property interests has and will generally carry over to our operating partnership, notwithstanding their different book (i.e., fair market) value. The partnership agreement requires that income and loss allocations with respect to these properties be made in a manner consistent with Section 704(c) of the Code. Treasury Regulations issued under Section 704(c) of the Code provide partnerships (including a limited liability company treated as a partnership for U.S. federal income tax purposes) with a choice of several methods of accounting for book-tax differences. Depending on the method we choose in connection with any particular contribution, the carryover basis of each of the contributed interests in the properties in the hands of our operating partnership:

•
could cause us to be allocated lower amounts of depreciation deductions for tax purposes than would be allocated to us if any of the contributed properties were to have a tax basis equal to its respective fair market value at the time of the contribution and

•
could cause us to be allocated taxable gain in the event of a sale of such contributed interests or properties in excess of the economic or book income allocated to us as a result of such sale, with a corresponding benefit to the other partners in our operating partnership.

An allocation described in the second bullet point above might cause us or the other partners to recognize taxable income in excess of cash proceeds in the event of a sale or other disposition of property, which might adversely affect our ability to comply with the REIT distribution requirements.
Any property acquired by our operating partnership in a taxable transaction will initially have a tax basis equal to its fair market value, and Section 704(c) of the Code generally will not apply.
Partnership Audit Rules
The Bipartisan Budget Act of 2015 changed the rules applicable to U.S. federal income tax audits of partnerships, including our operating partnership and any entity in which we directly or indirectly invest that is treated as a partnership for U.S. federal income tax consequences. Under these rules, any audit adjustment to items of income, gain, loss, deduction, or credit of a partnership (and any partner’s distributive share thereof) is determined, and taxes, interest, or penalties attributable thereto are assessed and collected, at the partnership level regardless of changes in composition of the partners (or their relative ownership) between the year under audit and the year of the adjustment. The rules also include an elective alternative method under which the additional taxes resulting from the adjustment are assessed from the affected partners, subject to a higher rate of interest than otherwise would apply. The rules could result in partnerships in which we directly or indirectly invest being required to pay additional taxes, interest and penalties as a result of an audit adjustment, and we, as a direct or indirect partner of these partnerships, could be required to bear the economic burden of those taxes, interest, and penalties even though we, as a REIT, may not otherwise have been required to pay additional corporate-level taxes as a result of the related audit adjustment. Investors should consult their own tax advisors with respect to these changes and their potential impact on their investment in our common shares.
Taxation of U.S. Shareholders
Taxation of Taxable U.S. Shareholders
This section summarizes the taxation of U.S. shareholders that are not tax-exempt organizations.
If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our shares, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding our shares should consult its tax advisor regarding the U.S. federal income tax consequences to the partner of the acquisition, ownership and disposition of our shares by the partnership.
Distributions Generally. So long as we qualify as a REIT, distributions out of our current or accumulated earnings and profits that are not designated as capital gains dividends or “qualified dividend income” will be taxable to our taxable U.S. shareholders as ordinary income and will not be eligible for the dividends-received deduction in the case of U.S. shareholders that are corporations. However, for taxable years prior to January 1, 2026, generally U.S. shareholders that are individuals, trusts or estates may deduct 20% of the aggregate amount of ordinary dividends distributed by us, subject to certain limitations (including holding period requirements). For purposes of determining whether distributions to holders of our shares are out of current or accumulated earnings and profits, our earnings and profits will be allocated first to any outstanding preferred shares then to our outstanding common shares. Dividends received from REITs are generally not eligible to be taxed at the preferential qualified dividend income rates currently available to individual U.S. shareholders who receive dividends from taxable subchapter C corporations.
Capital Gain Dividends. We may elect to designate distributions of our net capital gain as “capital gain dividends.” Distributions that we properly designate as “capital gain dividends” will be taxable to our taxable U.S. shareholders as long-term capital gains without regard to the period for which the U.S. shareholder that receives such distribution has held its shares, to the extent that such distributions do not exceed our actual net capital gain for the taxable year and do not exceed our dividends paid with respect to the taxable year, taking Section 858 of the Code into account. Designations made by us will only be effective to the extent that they comply with Revenue Ruling 89-81, which requires that distributions made to different classes of shares be composed proportionately of dividends of a particular type. If we designate any portion of a dividend as a capital gain dividend, a U.S. shareholder will receive an IRS Form 1099-DIV indicating the amount that will be taxable to the shareholder as capital gain. Such dividends, however, would not be eligible for the 20% deduction on qualified dividends allowed by Section 199A of the Code generally available to U.S. holders of our shares that are individuals, trusts or estates for taxable years beginning before January 1, 2026. Corporate shareholders, however, may be required to treat up to 20% of some capital gain dividends as ordinary income. Recipients of capital gain dividends from us that are taxed at corporate income tax rates will be taxed at the normal corporate income tax rates on these dividends.
We may elect to retain and pay taxes on some or all of our net long-term capital gains, in which case U.S. shareholders will be treated as having received, solely for U.S. federal income tax purposes, our undistributed capital gains as well as a corresponding credit or refund, as the case may be, for taxes that we paid on such undistributed capital gains. A U.S. shareholder will increase the basis in its shares by the difference between the amount of capital gain included in its income and the amount of tax it is deemed to have paid. A U.S. shareholder that is a corporation will appropriately adjust its earnings and profits for the retained capital gain in accordance with Treasury Regulations to be prescribed by the IRS. Our earnings and profits will be adjusted appropriately.
We will classify portions of any designated capital gain dividend or undistributed capital gain as either:
•
a long-term capital gain distribution, which would be taxable to non-corporate U.S. shareholders at a maximum rate of 20%, and taxable to U.S. shareholders that are corporations at the corporate rate (currently 21%); or

•	an “unrecaptured Section 1250 gain” distribution, which would be taxable to non-corporate U.S. shareholders at a maximum rate of 25%, to the extent of previously claimed depreciation deductions.
Distributions from us in excess of our current and accumulated earnings and profits will not be taxable to a U.S. shareholder to the extent that they do not exceed the adjusted basis of the U.S. shareholder’s shares in respect of which the distributions were made. Rather, the distribution will reduce the adjusted basis of these shares. To the extent that such distributions exceed the adjusted basis of a U.S. shareholder’s shares, the U.S. shareholder generally must include such distributions in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. In addition, any dividend that we declare in October, November or December of any year and that is payable to a shareholder of record on a prospective date in any such month will be treated as both paid by us and received by the shareholder on December 31 of such year, provided that we actually pay the dividend before the end of January of the following calendar year.
To the extent that we have available net operating losses and capital losses carried forward from prior taxable years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Our deduction for any net operating loss carryforwards arising from losses we sustain is limited to 80% of our REIT taxable income, and any unused portion of losses may not be carried back, but may be carried forward indefinitely. See “—Taxation of PKST as a REIT” and “—Requirements for Qualification as a REIT—Annual Distribution Requirements.” Such losses, however, are not passed through to U.S. shareholders and do not offset income of U.S. shareholders from other sources, nor would such losses affect the character of any distributions that we make, which are generally subject to tax in the hands of U.S. shareholders as dividends to the extent that we have current or accumulated earnings and profits.

Qualified Dividend Income. With respect to U.S. shareholders who are taxed at the rates applicable to individuals, we may elect to designate a portion of our distributions paid to shareholders as “qualified dividend income.” A portion of a distribution that is properly designated as qualified dividend income is taxable to non-corporate U.S. shareholders as capital gain, provided that the shareholder has held the shares with respect to which the distribution is made for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which such shares become ex-dividend with respect to the relevant distribution. The maximum amount of our distributions eligible to be designated as qualified dividend income for a taxable year is equal to the sum of:
•	the qualified dividend income received by us during such taxable year from non-REIT C corporations (including our taxable REIT subsidiaries);
•
the excess of any “undistributed” REIT taxable income recognized during the immediately preceding year over the U.S. federal income tax paid by us with respect to such undistributed REIT taxable income; and

•
the excess of (i) any income recognized during the immediately preceding year attributable to the sale of a built-in-gain asset that was acquired in a carry-over basis transaction from a C corporation with respect to which PKST is required to pay U.S. federal income tax, over (ii) the U.S. federal income tax paid by us with respect to such built-in gain.

Generally, dividends that we receive will be treated as qualified dividend income for purposes of the first bullet above if (A) the dividends are received from (i) a U.S. corporation (other than a REIT or a RIC), (ii) any of our taxable REIT subsidiaries, or (iii) a “qualifying foreign corporation,” and (B) specified holding period requirements and other requirements are met. A foreign corporation (other than a “foreign personal holding company,” a “foreign investment company,” or a “passive foreign investment company”) will be a qualifying foreign corporation if it is incorporated in a possession of the United States, the corporation is eligible for benefits of an income tax treaty with the United States that the Secretary of Treasury determines is satisfactory, or the stock of the foreign corporation on which the dividend is paid is readily tradable on an established securities market in the United States. We generally expect that an insignificant portion, if any, of our distributions from us will consist of qualified dividend income. If we designate any portion of a dividend as qualified dividend income, a U.S. shareholder will receive an IRS Form 1099-DIV indicating the amount that will be taxable to the shareholder as qualified dividend income.
Passive Activity Losses and Investment Interest Limitations. Distributions we make and gain arising from the sale or exchange by a U.S. shareholder of our shares will not be treated as passive activity income. As a result, U.S. shareholders generally will not be able to apply any “passive losses” against this income or gain. Distributions we make, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation. A U.S. shareholder may elect, depending on its particular situation, to treat capital gain dividends, capital gains from the disposition of our shares and income designated as qualified dividend income as investment income for purposes of the investment interest limitation, in which case the applicable capital gains will be taxed at ordinary income rates. We will notify shareholders regarding the portions of our distributions for each year that constitute ordinary income, return of capital and qualified dividend income.
Dispositions of Our Shares. If a U.S. shareholder sells or otherwise disposes of our shares in a taxable transaction (other than redemption), it will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property received on the sale or other disposition and the holder’s adjusted basis in the shares for tax purposes. In general, a U.S. shareholder’s adjusted basis will equal the U.S. shareholder’s acquisition cost, increased by the excess for net capital gains deemed distributed to the U.S. shareholder (discussed above) less tax deemed paid on it and reduced by distributions that are treated as returns on capital, rather than taxable dividends.
In general, capital gains recognized by individuals and other non-corporate U.S. shareholders upon the sale or disposition of our shares will be subject to a maximum U.S. federal income tax rate of 20%, if our shares are held for more than one year, and will be taxed at ordinary income rates (of up to 37%) if our shares are held for one year or less. Gains recognized by U.S. shareholders that are corporations are subject to U.S. federal income tax at the regular corporate rate (currently 21%), whether or not such gains are classified as long-term capital gains. The IRS has the authority to prescribe, but has not yet prescribed, Treasury Regulations that would apply a capital gain tax rate of 25% (which is higher than the long-term capital gain tax rates for non-corporate U.S. shareholders) to a portion of capital gain realized by a non-corporate U.S. shareholder on the sale of our shares that would correspond to our “unrecaptured Section 1250 gain.” U.S. shareholders should consult with their tax advisors with respect to their capital gain tax liability.
Capital losses recognized by a U.S. shareholder upon the disposition of our shares that were held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the shareholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). Similarly, capital losses recognized by a U.S. shareholder upon the disposition of our shares that were held for one year or less at the time of disposition will be considered short-term capital losses, and are generally available only to offset capital gain income of the shareholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of our shares by a U.S. shareholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions that we make that are required to be treated by the U.S. shareholder as long-term capital gain.
If a shareholder recognizes a loss upon a subsequent disposition of our shares in an amount that exceeds a prescribed threshold, it is possible that the provisions of Treasury Regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss-generating transaction to the IRS. These regulations, though directed towards “tax shelters,” are broadly written, and may apply to transactions that would not typically be considered tax shelters. The Code imposes significant penalties for failure to comply with these requirements. U.S. shareholders should consult their tax advisors concerning any possible disclosure obligation with respect to the receipt or disposition of our shares, or transactions that we might undertake directly or indirectly.
Medicare Tax on Unearned Income. The Health Care and Reconciliation Act of 2010 requires certain U.S. shareholders that are individuals, estates or trusts to pay an additional 3.8% tax on “net investment income,” which includes, among other things, dividends on and gains from the sale or other disposition of REIT shares. The temporary 20% deduction allowed by Section 199A of the Code with respect to ordinary REIT dividends received by non-corporate taxpayers is allowed only for purposes of Chapter 1 of the Code and thus is apparently not allowed as a deduction allocable to such dividends for purposes of determining the amount of net investment income subject to the 3.8% Medicare tax, which is imposed under Chapter 2A of the Code. U.S. shareholders should consult their tax advisors regarding this legislation.
Taxation of Tax-Exempt Shareholders
U.S. tax-exempt entities, including qualified employee pension and profit-sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. Such entities, however, may be subject to taxation on their unrelated business taxable income (“UBTI”). While some investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity generally do not constitute UBTI. Based on that ruling, and provided that (1) the investor is not a pension trust subject to the special rules for “pension-held” REITs (discussed below), (2) a tax-exempt shareholder has not held our shares as “debt financed property” within the meaning of the Code (i.e., where the acquisition or holding of the property is financed through a borrowing by the U.S. tax-exempt shareholder), (3) our shares are not otherwise used in an unrelated trade or business, and (4) we do not hold an asset that gives rise to “excess inclusion income,” distributions that we make and income from the sale of our shares generally should not give rise to UBTI to a U.S. tax-exempt shareholder.
Tax-exempt shareholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, or qualified group legal services plans exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), or (c)(17) of the Code, respectively, or single parent title-holding corporations exempt under Section 501(c)(2) and whose income is payable to any of the aforementioned tax-exempt organizations, are subject to different UBTI rules, which generally require such shareholders to characterize distributions from us as UBTI unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for certain purposes so as to offset the income generated by its investment in our shares. These shareholders should consult with their tax advisors concerning these set aside and reserve requirements.

In certain circumstances, a pension trust (1) that is described in Section 401(a) of the Code, (2) that is tax exempt under Section 501(a) of the Code, and (3) that owns more than 10% of the value of our shares could be required to treat a percentage of the dividends as UBTI, if we are a “pension-held REIT.” We will not be a pension-held REIT unless:
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either (1) one pension trust owns more than 25% of the value of our shares, or (2) one or more pension trusts, each individually holding more than 10% of the value of our shares, collectively own more than 50% of the value of our shares; and

•
we would not have qualified as a REIT but for the fact that Section 856(h)(3) of the Code provides that shares owned by such trusts shall be treated, for purposes of the requirement that not more than 50% of the value of the outstanding shares of a REIT are owned, directly or indirectly, by five or fewer “individuals” (as defined in the Code to include certain entities), as owned by the beneficiaries of such trusts.

The percentage of any REIT dividend from a “pension-held REIT” that is treated as UBTI is equal to the ratio of the UBTI earned by the REIT, treating the REIT as if it were a pension trust and therefore subject to tax on UBTI, to the total gross income of the REIT. An exception applies where the percentage is less than 5% for any year, in which case none of the dividends would be treated as UBTI. The provisions requiring pension trusts to treat a portion of REIT distributions as UBTI will not apply if the REIT is able to satisfy the “not closely held requirement” without relying upon the “look-through” exception with respect to pension trusts. As a result of certain limitations on the transfer and ownership of our common shares and preferred shares contained in our declaration of trust, we do not expect to be classified as a “pension-held REIT,” and accordingly, the tax treatment described above with respect to pension-held REITs should be inapplicable to our tax-exempt shareholders.
Shareholders who are tax-exempt organizations should consult with their tax advisors regarding the tax consequences of investing in our shares.
Taxation of Non-U.S. Shareholders
The following discussion addresses the rules governing U.S. federal income taxation of non-U.S. shareholders. For purposes of this discussion, “non-U.S. shareholder” is a beneficial owner of our shares that is not a U.S. shareholder (as defined above) or an entity that is treated as a partnership for U.S. federal income tax purposes. These rules are complex, and no attempt is made herein to provide more than a brief summary of such rules. Accordingly, the discussion does not address all aspects of U.S. federal income taxation and does not address state, local, foreign, or other tax consequences that may be relevant to a non-U.S. shareholder in light of its particular circumstances. Prospective non-U.S. shareholders should consult with their tax advisors to determine the impact of U.S. federal, state, local and foreign income tax laws on their ownership of our common shares or preferred shares, including any reporting requirements.
Distributions Generally. As described in the discussion below, distributions paid by us with respect to our shares will be treated for U.S. federal income tax purposes as either:
•	ordinary income dividends;
•	long-term capital gain; or
•	return of capital distributions.
This discussion assumes that our shares are considered regularly traded on an established securities market for purposes of the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”) provisions described below. Generally, FIRPTA treats gain from the disposition of U.S. real property interests (“USRPIs”) (and certain distributions received, that are attributable to gain from disposition of USRPIs) as income effectively connected with a non-U.S. shareholder’s conduct of a U.S. trade or business, and subjects such income to U.S. federal income tax at rates applicable to U.S. individuals or corporations. If our shares are no longer regularly traded on an established securities market, the tax considerations described below would materially differ.
Ordinary Income Dividends. A distribution paid by us to a non-U.S. shareholder will be treated as an ordinary income dividend if the distribution is payable out of our earnings and profits and:
•	the distribution is not attributable to our net capital gain; or

•
the distribution is attributable to our net capital gain from the sale of USRPIs, and the non-U.S. shareholder owns 10% or less of the value of our shares at all times during the one-year period ending on the date of the distribution.

In general, non-U.S. shareholders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our shares. In cases where the dividend income from a non-U.S. shareholder’s investment in our shares is, or is treated as, effectively connected with the non-U.S. shareholder’s conduct of a U.S. trade or business, the non-U.S. shareholder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as U.S. shareholders are taxed with respect to such dividends. Such income must generally be reported on a U.S. federal income tax return filed by or on behalf of the non-U.S. shareholder. The income may also be subject to the 30% branch profits tax in the case of a non-U.S. shareholder that is a corporation.
Generally, we have and will continue to withhold and remit to the IRS 30% of dividend distributions (including distributions that may later be determined to have been made in excess of current and accumulated earnings and profits) that could not be treated as capital gain distributions with respect to the non-U.S. shareholder (and that are not deemed to be capital gain dividends for purposes of the FIRPTA withholding rules described below) unless:
•	a lower treaty rate applies and the non-U.S. shareholder files an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, evidencing eligibility for that reduced treaty rate with us; or
•	the non-U.S. shareholder files an IRS Form W-8ECI with us claiming that the distribution is income effectively connected with the non-U.S. shareholder’s trade or business.
Return of Capital Distributions. Unless (A) our shares constitute a USRPI, as described in “—Dispositions of Our Shares” below, or (B) either (1) the non-U.S. shareholder’s investment in our shares is effectively connected with a U.S. trade or business conducted by such non-U.S. shareholder (in which case the non-U.S. shareholder will be subject to the same treatment as U.S. shareholders with respect to such gain) or (2) the non-U.S. shareholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States (in which case the non-U.S. shareholder will be subject to a 30% tax on the individual’s net capital gain for the year or such lower rate specified by an applicable tax treaty), distributions that we make which are not dividends out of our earnings and profits will not be subject to U.S. federal income tax. If we cannot determine at the time a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. The non-U.S. shareholder may seek a refund from the IRS of any amounts withheld if it subsequently is determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. If our shares constitute a USRPI, as described below, distributions that we make in excess of the sum of (1) the non-U.S. shareholder’s proportionate share of our earnings and profits, and (2) the non-U.S. shareholder’s basis in its shares, will be taxed under FIRPTA at the rate of tax, including any applicable capital gains rates, that would apply to a U.S. shareholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding tax at a rate of 15% of the amount by which the distribution exceeds the shareholder’s share of our earnings and profits.
Capital Gain Dividends. A distribution paid by us to a non-U.S. shareholder will be treated as long-term capital gain if the distribution is paid out of our current or accumulated earnings and profits and:
•	the distribution is attributable to our net capital gain (other than from the sale of USRPIs) and we timely designate the distribution as a capital gain dividend; or
•
the distribution is attributable to our net capital gain from the sale of USRPIs and the non-U.S. shareholder owns more than 10% of the value of such class of shares at any point during the one-year period ending on the date on which the distribution is paid.

Long-term capital gain that a non-U.S. shareholder is deemed to receive from a capital gain dividend that is not attributable to the sale of USRPIs generally will not be subject to U.S. federal income tax in the hands of the non-U.S. shareholder unless:

•
the non-U.S. shareholder’s investment in our shares is effectively connected with a U.S. trade or business of the non-U.S. shareholder, in which case the non-U.S. shareholder will be subject to the same treatment as U.S. shareholders with respect to any gain, except that a non-U.S. shareholder that is a corporation also may be subject to the 30% branch profits tax; or

•
the non-U.S. shareholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States in which case the nonresident alien individual will be subject to a 30% tax on his capital gains, which may be offset by U.S. source capital losses of such non-U.S. shareholder (even though the individual is not considered a resident of the United States), provided the non-U.S. shareholder has timely filed U.S. federal income tax returns with respect to such losses.

Under FIRPTA, distributions that are attributable to net capital gain from the sale by us of USRPIs and paid to a non-U.S. shareholder that owns more than 10% of the value of our shares at any time during the one-year period ending on the date on which the distribution is paid will be subject to U.S. tax as income effectively connected with a U.S. trade or business. The FIRPTA tax will apply to these distributions whether or not the distribution is designated as a capital gain dividend, and, in the case of a non-U.S. shareholder that is a corporation, such distributions also may be subject to the 30% (or lower applicable treaty rate) branch profits tax.
Any distribution paid by us that is treated as a capital gain dividend or that could be treated as a capital gain dividend with respect to a particular non-U.S. shareholder will be subject to special withholding rules under FIRPTA. We will withhold and remit to the IRS 21% of any distribution that could be treated as a capital gain dividend with respect to the non-U.S. shareholder, to the extent that the distribution is attributable to the sale by us of USRPIs. The amount withheld is creditable against the non-U.S. shareholder’s U.S. federal income tax liability or refundable when the non-U.S. shareholder properly and timely files a tax return with the IRS.
Certain non-U.S. pension funds that are “qualified foreign pension funds” as defined by Section 897(l) of the Code and certain non-U.S. publicly traded entities that are “qualified shareholders” as defined by Section 897(k) of the Code may be entitled to exceptions to the FIRPTA tax with respect to distributions we pay. Non-U.S. shareholders should consult with their tax advisors regarding the application of these exceptions.
Undistributed Capital Gain. Although the law is not entirely clear on the matter, it appears that amounts designated by us as undistributed capital gains in respect of our shares held by non-U.S. shareholders generally should be treated in the same manner as actual distributions by us of capital gain dividends. Under this approach, the non-U.S. shareholder would be able to offset as a credit against their U.S. federal income tax liability resulting therefrom their proportionate share of the tax paid by us on the undistributed capital gains treated as long-term capital gains to the non-U.S. shareholder, and generally receive from the IRS a refund to the extent their proportionate share of the tax paid by us were to exceed the non-U.S. shareholder’s actual U.S. federal income tax liability on such long-term capital gain. If we were to designate any portion of our net capital gain as undistributed capital gain, a non-U.S. shareholder should consult its tax advisors regarding taxation of such undistributed capital gain.
Dispositions of Our Shares. Unless our shares constitute a USRPI, a sale of our shares by a non-U.S. shareholder generally will not be subject to U.S. federal income taxation under FIRPTA.
Generally, subject to the discussion below regarding dispositions by “qualified shareholders” and “qualified foreign pension funds,” with respect to any particular shareholder, our shares will constitute a USRPI only if each of the following three statements is true:
•
50% or more of our assets on any of certain testing dates during a prescribed testing period consist of interests in real property located within the United States, excluding for this purpose, interests in real property solely in a capacity as creditor (which we expect to be the case);

•
We are not a “domestically-controlled qualified investment entity.” A domestically-controlled qualified investment entity includes a REIT, less than 50% of the value of which is held directly or indirectly by non-U.S. shareholders at all times during a specified testing period. Although we believe that we are and will remain a domestically-controlled REIT, because our shares are publicly traded, we cannot make any assurance that we are or will remain a domestically-controlled qualified investment entity; and

•
Either (a) our shares are not “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market; or (b) our shares are “regularly traded” on an established securities market and the selling non-U.S. shareholder has held over 10% of our outstanding shares any time during the five-year period ending on the date of the sale.

Certain non-U.S. pension funds that are “qualified foreign pension funds” as defined by Section 897(l) of the Code and certain non-U.S. publicly traded entities that are “qualified shareholders” as defined by Section 897(k) of the Code may be entitled to exceptions to the FIRPTA tax with respect to the sale of our shares. Non-U.S. shareholders should consult with their tax advisors regarding the application of these exceptions.
Specific wash sales rules applicable to sales of shares in a domestically-controlled qualified investment entity could result in gain recognition, taxable under FIRPTA, upon the sale of our shares even if we are a domestically-controlled qualified investment entity. These rules would apply if a non-U.S. shareholder (1) disposes of our shares within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been taxable to such non-U.S. shareholder as gain from the sale or exchange of a USRPI, and (2) acquires, or enters into a contract or option to acquire, other shares during the 61-day period that begins 30 days prior to such ex-dividend date.
If gain on the sale of our shares was subject to taxation under FIRPTA, the non-U.S. shareholder would be required to file a U.S. federal income tax return and would be subject to the same treatment as a U.S. shareholder with respect to such gain, subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals, and the purchaser of the shares could be required to withhold 15% of the purchase price and remit such amount to the IRS.
Gain from the sale of our shares that would not otherwise be subject to FIRPTA will nonetheless be taxable in the United States to a non-U.S. shareholder as follows: (1) if the non-U.S. shareholder’s investment in our shares is effectively connected with a U.S. trade or business conducted by such non-U.S. shareholder, the non-U.S. shareholder will be subject to the same treatment as a U.S. shareholder with respect to such gain, or (2) if the non-U.S. shareholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain.
Information Reporting and Backup Withholding Tax Applicable to Shareholders
U.S. Shareholders—Generally
In general, information reporting requirements will apply to payments of distributions on our shares and payments of the proceeds of the sale of our shares to some U.S. shareholders, unless an exception applies. Further, the payor will be required to withhold backup withholding tax on such payments (currently at the rate of 24%) if:
1.	the payee fails to furnish a taxpayer identification number (“TIN”) to the payor or to establish an exemption from backup withholding;
2.	the IRS notifies the payor that the TIN furnished by the payee is incorrect;
3.	there has been a notified payee under-reporting with respect to interest, dividends or original issue discount described in Section 3406(c) of the Code; or
4.	there has been a failure of the payee to certify under the penalty of perjury that the payee is not subject to backup withholding under the Code.
Some shareholders may be exempt from backup withholding. Any amounts withheld under the backup withholding rules from a payment to a shareholder will be allowed as a credit against the shareholder’s U.S. federal income tax liability and may entitle the shareholder to a refund, provided that the required information is furnished to the IRS.
Non-U.S. Shareholders—Generally
Generally, information reporting will apply to payments or distributions on our shares, and backup withholding, currently at a rate of 24%, may apply, unless the payee certifies that it is not a U.S. person or otherwise establishes an exemption.

The proceeds from a disposition by a non-U.S. shareholder of shares to or through a foreign office of a broker generally will not be subject to information reporting or backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a U.S. person and the holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or otherwise establishes an exemption. However, if the broker is a U.S. person, a controlled foreign corporation for U.S. federal income tax purposes, a foreign person 50% or more of whose gross income from all sources for specified periods is from activities that are effectively connected with a U.S. trade or business, a foreign partnership if partners who hold more than 50% of the interest in the partnership are U.S. persons, or a foreign partnership that is engaged in the conduct of a trade or business in the United States, then information reporting generally will apply as though the payment were made through a U.S. office of a U.S. or foreign broker. Generally, backup withholding does not apply in such a case.
Generally, non-U.S. shareholders will satisfy the information reporting requirements by providing a proper IRS withholding certificate (such as the Form W-8BEN or Form W-8BEN-E). In the absence of a proper withholding certificate, applicable Treasury Regulations provide presumptions regarding the status of holders of our shares when payments to the holders cannot be reliably associated with appropriate documentation provided to the payor. If a non-U.S. shareholder fails to comply with the information reporting requirement, payments to such person may be subject to the full withholding tax even if such person might have been eligible for a reduced rate of withholding or no withholding under an applicable income tax treaty. Any payment subject to a withholding tax will not be again subject to backup withholding. Because the application of these Treasury Regulations varies depending on the holder’s particular circumstances, a non-U.S. shareholder is advised to consult its tax advisor regarding the information reporting requirements applicable to it.
Backup withholding is not an additional tax. Any amounts that we withhold under the backup withholding rules may be refunded or credited against the non-U.S. shareholder’s federal income tax liability if certain required information is furnished to the IRS. Non-U.S. shareholders should consult their tax advisors regarding application of backup withholding in their particular circumstances and the availability of and procedure for obtaining an exemption from backup withholding under current Treasury Regulations.
Withholding on Payments to Certain Foreign Entities
The Foreign Account Tax Compliance Act (“FATCA”) imposes a 30% withholding tax on certain types of payments to “foreign financial institutions” and certain non-U.S. entities unless certain due diligence, reporting, withholding, and certification obligation requirements are satisfied.
Under the applicable Treasury Regulations and administrative guidance, FATCA imposes a 30% withholding tax on dividends in respect of our shares if paid to a foreign entity unless: (i) the foreign entity is a “foreign financial institution” that undertakes certain due diligence, reporting, withholding, and certification obligations, or in the case of a foreign financial institution that is a resident in a jurisdiction that has entered into an intergovernmental agreement to implement FATCA, the entity complies with the diligence and reporting requirements of such agreement, (ii) the foreign entity is not a “foreign financial institution” and either certifies it does not have any “substantial United States owners” (as defined in the Code) or identifies certain of its U.S. investors, or (iii) the foreign entity otherwise is exempted under FATCA. Proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely and taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.
If withholding is required under FATCA on a payment related to our shares, investors that otherwise would not be subject to withholding (or that otherwise would be entitled to a reduced rate of withholding) generally will be required to seek a refund or credit from the IRS to obtain the benefit of such exemption or reduction (provided that such benefit is available). Investors should consult their tax advisors regarding the effect of FATCA in their particular circumstances.
Other Tax Considerations
Possible Legislative Changes—Possible Change in Tax Rates
This discussion is based upon the provisions of the Code, the Treasury Regulations and administrative and judicial interpretations thereof, all as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in U.S. federal income tax consequences (including applicable tax rates) different from those summarized above. We cannot assure you that a change in law, possibly with retroactive application, will not alter significantly the tax considerations (including applicable tax rates) that we describe herein. We have not sought and do not plan to seek any ruling from the IRS, with respect to statements made and the conclusions reached in the above discussion, and there can be no assurance that the IRS or a court will agree with our statements and conclusions.
State, Local and Foreign Taxes
We may be required to pay tax in various state or local jurisdictions, including those in which we transact business, and our shareholders may be required to pay tax in various state, local or foreign jurisdictions, including those in which they reside. Our state and local tax treatment may not conform to the U.S. federal income tax consequences discussed above. In addition, a shareholder’s state, local and foreign tax treatment may not conform to the U.S. federal income tax consequences discussed above. Consequently, investors should consult with their tax advisors regarding the effect of state, local and foreign tax laws on an investment in our shares.
Tax Shelter Reporting
If a holder recognizes a loss as a result of a transaction with respect to our shares of at least (i) for a holder that is an individual, S corporation, trust or a partnership with at least one non-corporate partner, $2 million or more in a single taxable year or $4 million or more in a combination of taxable years, or (ii) for a holder that is either a corporation or a partnership with only corporate partners, $10 million or more in a single taxable year or $20 million or more in a combination of taxable years, such holder may be required to file a disclosure statement with the IRS on IRS Form 8886. Direct shareholders of portfolio securities are in many cases exempt from this reporting requirement, but shareholders of a REIT currently are not excepted. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Investors should consult their tax advisors to determine the applicability of these regulations in light of their individual circumstances.

PLAN OF DISTRIBUTION
We or any of the selling securityholders may sell the offered securities from time to time:
•	through underwriters or dealers;
•	through agents;
•	directly to one or more purchasers; or
•	through a combination of any of these methods of sale.
We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in the applicable prospectus supplement.

LEGAL MATTERS
Certain legal matters will be passed upon for us by Latham & Watkins LLP, Los Angeles, California. Certain legal matters with respect to the validity of our shares and certain other legal matters relating to Maryland law will be passed upon for us by Venable LLP, Baltimore, Maryland. Hogan Lovells US LLP has issued an opinion to us regarding certain tax matters described under “Material United States Federal Income Tax Considerations.” Additional legal matters may be passed upon for us, the selling securityholders or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of Peakstone Realty Trust appearing in Peakstone Realty Trust’s Annual Report (Form 10-K) for the year ended December 31, 2022, including the schedule appearing therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such consolidated financial statements are, and audited consolidated financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such consolidated financial statements as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

Peakstone Realty Trust
$200,000,000
Common Shares
PROSPECTUS SUPPLEMENT

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August 8, 2023